UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

METTLER-TOLEDO INTERNATIONAL INC.

(Name of Registrant as Specified in its Charter)

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Mettler-Toledo International Inc.
Im Langacher 44 8606 Greifensee Switzerland	1900 Polaris Parkway Columbus, Ohio 43240 USA
March 15, 2021
Dear Fellow Shareholder:
You are cordially invited to attend the 2021 Annual Meeting of Shareholders of Mettler-Toledo International Inc. to be held on Thursday, May 6, 2021, at 8:00 a.m. Due to ongoing public health and safety concerns and continuing restrictions related to in-person gatherings related to the global COVID-19 pandemic, we will be holding this year’s Annual Meeting of Shareholders in a virtual-only format. Please see the Secretary’s notice of the meeting and the proxy statement which appear on the following pages for more details, and a description of the matters to be acted upon at the meeting.
We have distributed a Notice of Internet Availability of Proxy Materials instead of delivering paper copies to shareholders who have elected to receive such notice. The notice provides information about accessing the proxy materials online and describes the voting methods available to all shareholders. Shareholders receiving the notice will also have the opportunity to request a paper copy of the proxy materials through the instructions provided. Any shareholders that do not receive the notice will receive a paper copy of all proxy materials through the mail. To change the way you receive proxy statements in the future please make a request in the appropriate space on the proxy card.
Please sign and return your proxy as soon as possible so that your vote will be counted. You may also vote over the Internet or by telephone by following the instructions on your proxy card.
Sincerely yours,
Robert F. Spoerry
Board Chair

Mettler-Toledo International Inc.

Notice to Shareholders of Virtual Annual Meeting

Date and Time:	8:00 a.m. on Thursday, May 6, 2021
Virtual Meeting Site:	www.meetingcenter.io/260911753
Attending the Virtual Meeting:
Shareholders will be able to attend and participate in the Annual Meeting online, submit questions prior to and during the meeting, and vote shares electronically, by visiting www.meetingcenter.io/260911753 at the meeting date and time. The password for the meeting is MTD2021. The meeting will begin promptly at the time noted above. No physical meeting will be held.

Registered Shareholders (i.e., shareholders with shares held through our transfer agent, Computershare): Shareholders of record as of the record date of March 8, 2021 do not need to register in advance to attend and participate at the Annual Meeting virtually via the online platform. To access the Annual Meeting, please use the link and password provided above and follow the prompts provided. You will need to enter the control number found on your Proxy Card or Notice of Internet Availability of Proxy Materials. Once admitted to the Annual Meeting, you will be able to ask questions and vote by following the instructions provided on the online platform and described below.

Beneficial Owners (i.e., those who hold shares through an intermediary, such as a bank or broker): Beneficial owners who have obtained a proxy power (legal proxy) from the record holder and who wish to ask questions or vote, attend, and participate at the Annual Meeting must register in advance by submitting proof of your proxy power (legal proxy) reflecting your Mettler-Toledo International Inc. holdings along with your name and email address to Computershare: via email at legalproxy@computershare.com; or by mail to Computershare, Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (EDT) on April 27, 2021. After completing this process, Computershare will send you an email confirmation of your registration along with a control number that must be used to login to the Annual Meeting platform using the link and password provided above.

A list of shareholders of record will be available ten days prior to and during the Annual Meeting for inspection by shareholders of record for any legally valid purpose related to the Annual Meeting. To make arrangements to view a copy of the list of shareholders of record prior to the meeting, please contact us using the Contact Information listed in the Investor Relations section of our website.

Voting Shares:	All shareholders are urged to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the proxy statement.
Shareholders who have not voted their shares prior to the Annual Meeting or who wish to change their vote may vote their shares virtually during the Annual Meeting.
Submitting Questions Virtually:
An opportunity will be provided to present questions and comments during the Annual Meeting. Only shareholders of record as of the close of business on the record date of March 8, 2021 and beneficial owners who have registered (as described above) may submit questions for the Annual Meeting.

Questions may be submitted in advance of the Annual Meeting by using the Contact Information listed in the Investor Relations section of our website, and during the Annual Meeting by accessing the online platform using the link and password provided above.

Items of Business:
1.
To elect eight directors

2.
To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm

3.
Advisory vote to approve executive compensation

4.
Approval of the Mettler-Toledo International Inc. 2013 Equity Incentive Plan (Amended and Restated Effective May 6, 2021)

5.
To transact any other business properly brought before the meeting

Who Can Vote:	Only shareholders of record at the close of trading on March 8, 2021 are entitled to vote at the Annual Meeting.
Annual Report:	A copy of our 2020 Annual Report is enclosed
Date of Mailing:	On or about March 15, 2021
By order of the Board of Directors
Michelle M. Roe
General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 6, 2021: This proxy statement and our 2020 Annual Report are available at the Internet address set out on your proxy card.

Whether or not you plan to attend this Annual Meeting, please complete the enclosed proxy card and promptly return it in the accompanying envelope. You may also vote over the Internet or by telephone by following the instructions on your proxy card.

This proxy statement is furnished in connection with the solicitation of proxies by Mettler-Toledo International Inc. on behalf of the Board of Directors for the 2021 Annual Meeting of Shareholders.

ABOUT THE MEETING AND VOTING

Proposals to be Voted On
Shareholders will vote on the following proposals at the meeting. The board has not received proper notice of, and is not aware of, any additional business to be transacted at the meeting other than as indicated below.
Proposals
1.
The election of eight directors for one-year terms

2.
The ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm

3.
Advisory vote to approve executive compensation

4.
Approval of the Mettler-Toledo International Inc. 2013 Equity Incentive Plan (Amended and Restated Effective May 6, 2021)

We know of no other matter to be brought before the annual meeting. If other matters requiring a vote of the shareholders come before the meeting, it is the intention of the persons named in the proxy to vote the proxies with respect to those matters in accordance with their reasonable judgment.
Shareholders Entitled to Vote
Each share of common stock outstanding as of the close of business on March 8, 2021 (the “record date”) is entitled to one vote at the annual meeting on each matter properly brought before the meeting. As of the record date, 23,320,835 shares of common stock were outstanding.
A quorum needs to be present at the meeting in order to hold the meeting. A quorum is a majority of the company’s outstanding shares of common stock as of the record date. Your shares are counted as present at the meeting if you attend the virtual meeting and vote, vote by Internet, vote by telephone, or properly return a proxy card by mail.
If you do not provide a proxy or vote the shares yourself, your shares will not be voted. Proxies that are signed and returned but do not contain instructions will be voted “FOR” proposals one, two, three, and four.
How to Vote
BY PROXY — You may vote your shares by proxy. If you vote your shares by proxy, you are legally designating another person to vote your shares in accordance with your instructions. To vote by proxy, complete, sign, and return the enclosed proxy card by mail as described on your proxy card. Alternatively, you may vote over the Internet or by telephone by following the instructions on your proxy card.
AT THE MEETING — You may vote your shares by attending the virtual meeting and voting your shares at the meeting. The meeting is being held in a virtual-only format. To attend the virtual meeting follow the shareholder participation instructions in the Notice to Shareholders.
Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. This will enable us to receive votes in advance of the meeting to ensure that a quorum is present for the meeting. If you vote by proxy and subsequently decide to change your vote, you may revoke your proxy at any time before the polls close at the meeting. However, you may only do this by signing another proxy with a later date, completing a written notice of revocation and returning it to the address on the proxy card before the meeting, or voting at the virtual meeting.
Vote Tabulation; Voting Results
The company appoints an independent inspector of election, who also tabulates the voting results. The meeting’s voting results will be disclosed promptly following the meeting in a Form 8-K filed with the Securities and Exchange Commission.

ABOUT THE MEETING AND VOTING

Abstentions and Broker Non-Votes
Abstentions and “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting. However, abstentions and “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in any calculation of votes cast, but will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares. Brokers holding shares of record for customers are generally not entitled to vote on “non-routine” matters unless they receive voting instructions from their customers. A “broker non-vote” occurs when a broker does not receive such instructions.
The only routine matter presented to the shareholders at the annual meeting is the ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm. As a result, if you do not vote your shares, your broker has the authority to vote on your behalf with respect to that proposal but not on any other matter presented to shareholders.

PROPOSAL ONE:
ELECTION OF DIRECTORS

The nominees for the Board of Directors are listed below. If elected, each nominee will hold office until next year’s annual meeting of shareholders and until their successors have been duly elected and qualified. All nominees are currently directors. The Board of Directors has no reason to believe any nominee would be unable or unwilling to serve if elected. In the event a nominee is unable to serve, the persons designated as proxyholders for the company will vote for the remaining nominees and for such other persons the Board of Directors may nominate.
A director is elected if a majority of the votes cast with respect to the director are voted “FOR.” However, if the number of nominees exceeds the number of directors to be elected, a director is elected by the affirmative vote of a plurality of the votes cast. Votes cast shall include votes for or against a director. An abstention shall not count as a vote cast with respect to a director. If a majority fails to reelect an incumbent director when a majority vote is required, he or she shall continue to serve until the next annual meeting and until his or her successor is duly elected; or until the Board of Directors accepts his or her resignation, which the director must tender, or removes him or her, if earlier. If the Board of Directors accepts an incumbent director’s resignation, or if a non-incumbent nominee for director is not elected, the Board of Directors, in its sole discretion, may fill any resulting vacancy, or may decrease the size of the Board of Directors, in each case pursuant to the provisions of Sections 1 and 2 of Article II of the company’s by-laws.
Qualifications of Director Nominees
The members of our Board of Directors have had diverse backgrounds and experiences during the course of their careers. These individual backgrounds and experiences better enable the board to perform its duties.
Wah-Hui Chu is 69 years old and has been a director since January 2007. He serves on the Audit and Nominating & Corporate Governance Committees. He has a Master’s in Business Administration from Roosevelt University. He is a member of the Board and Compensation and Nomination & Governance Committees of the SIX listed SIG Combibloc Group AG, and since August 2018 is the Co-Founder and Chair of iBridge TT International Limited, a Hong Kong based private company.
In 2013, Mr. Chu served as Chief Executive Officer of Tingyi Asahi Beverages, the largest soft drink company in China with over $6 billion in revenue, and was its Executive Director until February 2014. He served as a Director of Beijing-based sportswear company Li Ning Company Limited from July 2007 through December 2012; and was Executive Director and Chief Executive Officer of Next Media Limited, the leading publicly traded media company in Hong Kong that focuses on the greater China region, from October 2008 to October 2011.
Mr. Chu spent many years as an executive at PepsiCo, serving as: non-executive Chair of PepsiCo International’s Asia Region from April 2007 to April 2008; and President of PepsiCo International — China Beverages Business Unit from March 1998 to March 2007, as well as Chair of PepsiCo Investment (China) Limited from January 1999 to March 2007 and again from March 2012 to December 2013.
Mr. Chu has extensive professional experience in management positions at leading U.S. companies’ Asian businesses, having spent a substantial majority of his time since 1980 in Asia with Quaker Oats Company, H.J. Heinz Company, Whirlpool Corporation, Monsanto Company, and PepsiCo. We have significant operations in Asia and are making significant investments in Asia, particularly China, and a person with Mr. Chu’s background provides valuable assistance and insight to our company.
Domitille Doat-Le Bigot is 48 years old and has been a director since February 2020. As of May 2021 she will serve on the Nominating & Corporate Governance Committee. She has a Master’s in Business Administration from the ESSEC Business School and the Melbourne Business School. She has been Chief Digital Officer at Danone since 2016, and is a member of the Board and Remuneration Committee of Carlsberg Group.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Prior to her current position, from 2014 to 2016 Ms. Doat-Le Bigot served as Deputy General Manager and Head of Technology and Data in Shanghai and Paris at Fred & Farid Group, an international independent digital agency. Prior to 2014 she served in creative management and digital production and design positions at Cisco and Ubisoft Entertainment.
Ms. Doat-Le Bigot has extensive professional experience in digital strategies and transformation, working for a wide range of companies across four continents. We benefit from her subject matter expertise with data-driven, interactive strategies, and her broad international experience.
Olivier A. Filliol is 54 years old and has been a director since January 2009. He has a Master’s (lic. oec.) and Ph.D. (Dr. oec.) in Business Administration from the University of St. Gallen, Switzerland, and has completed executive education at the Business School of Stanford University. He has been President and Chief Executive Officer of the company since January 1, 2008. He will step down as President and Chief Executive Officer effective April 1, 2021, after which he will remain a member of the Board of Directors and will support the company in marketing and other organizational matters. Mr. Filliol is a member, since March 2020, of the Board of Directors of Givaudan S.A., a company listed on the SIX Swiss Exchange, and he serves on their Audit Committee and Innovation Committee.
Prior to his current role with the company, Mr. Filliol served the company as: Head of Global Sales, Service and Marketing from April 2004 to December 2007; Head of Process Analytics from June 1999 to December 2007; and General Manager of the U.S. checkweighing operations from June 1998 to June 1999. Prior to joining the company, Mr. Filliol was a Strategy Consultant with the international consulting firm Bain & Company working in the Geneva, Paris, and Sydney offices.
Mr. Filliol has broad experience across many of the company’s businesses. He led one of the company’s divisions over an eight-year period and he was the principal architect behind the company’s growth initiative in sales and marketing. He has particular strengths in both strategy development and execution. As CEO of the company, Mr. Filliol also brings the board the necessary insights into understanding the global operations of the company.
Elisha W. Finney is 59 years old and has been a director since November 2017. She serves as Chair of the Audit Committee. She has a Bachelor’s of Business Administration in Risk Management and Insurance from the University of Georgia, and a Master’s in Business Administration from Golden Gate University.
Ms. Finney is a Director and member of the Audit Committees of NanoString Technologies, Inc., iRobot Corporation, and ICU Medical, Inc. She chairs the Audit Committees of ICU Medical and NanoString. Additionally, she serves on the Compensation Committee of iRobot Corporation. She previously was a Director of Altera Corporation until December 2015 and Cutera, Inc. until June 2019.
Ms. Finney was the Chief Financial Officer of Varian Medical Systems Inc. from 1999 until her retirement in June 2017. She joined Varian in 1988 and served in a variety of finance roles prior to her appointment as CFO.
Ms. Finney is an experienced CFO. Under her financial leadership, Varian achieved and sustained decades-long growth in revenues and profitability. She also has significant leadership and corporate governance experience from her time at Varian, and her service on other boards of directors.
Richard Francis is 52 years old and has been a director since May 2016. He serves on the Compensation Committee and, until May 2021, the Nominating & Corporate Governance Committee. He has a Bachelor of Arts in Economics from the Manchester Metropolitan University. He is Chief Executive Officer of Purespring Therapeutics, a kidney-focused AAV gene therapy company, since February 2021, and spends part of his time as a Partner at Syncona Investment Management Limited.
From 2014 until March 2019, Mr. Francis was Division Head and Chief Executive Officer of Sandoz, the Generics Division of Novartis, and was a member of the Executive Committee of Novartis. Prior to that, Mr. Francis spent 13 years at Biogen Idec, where he held various global and country leadership positions.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Immediately prior to leaving Biogen in 2014, Mr. Francis was Senior Vice President of their US commercial organization. From 1998 to 2001, he held various marketing roles at Sanofi.
Mr. Francis has in-depth knowledge of the generics, pharmaceutical, and biotechnology industry sectors, which are important market segments for the company. He also has significant leadership and international expertise and will provide useful insights to our global organization.
Michael A. Kelly is 64 years old and has been a director since July 2008. He serves on the Audit and Compensation Committees. He has completed executive education at The Wharton School of the University of Pennsylvania. He is a Director of HERC Holdings Inc., where he is Chair of the Compensation Committee.
Mr. Kelly spent many years as an executive at 3M Company, serving as Executive Vice President of the Electronics and Energy Business from October 2012 to January 2016, and Executive Vice President of the Display and Graphics Business from October 2006 to October 2012. He served in various management positions in the U.S., Singapore, Korea, and Germany since he joined 3M in 1981.
In his role as the Executive Vice President of 3M’s Electronics and Energy Business, Mr. Kelly had global responsibility for all operational and strategic elements of a $6 billion business, including the Electronic Materials, Electrical Markets, Communications Markets, Renewable Energy, and Display Materials Systems Businesses of 3M. Mr. Kelly’s business also encompassed all film manufacturing for 3M. As a result of running this complex and highly technical set of global businesses, Mr. Kelly has experience in several topics relevant to the company, including strategic planning, restructuring, shifting business focus to emerging markets, and operational matters generally.
Thomas P. Salice is 61 years old and has been a director since October 1996. He serves as Chair of the Compensation and Nominating & Corporate Governance Committees. He has a Master’s in Business Administration from Harvard University. Mr. Salice is a co-founder, principal, and Managing Member of SFW Capital Partners, LLC, a private equity firm. He is a Director of Waters Corporation and the privately-held companies Filtec, Ltd., Gerson Lehrman Group, Inc. (where he serves as Co-Chair), and Micromeritics Instrument Corporation.
Mr. Salice has been a Managing Member of SFW Capital Partners since January 2005. From June 1989 to December 2004, he served in a variety of capacities with AEA Investors, Inc., including Managing Director, President and Chief Executive Officer, and Vice-Chair.
Mr. Salice has more than 25 years private equity experience, including as an investor in the analytical tools sectors and related service businesses, which has given him extensive operational, industry, and strategic knowledge in key company business areas. Mr. Salice led the team at AEA Investors in the acquisition of the company in 1996 and has served on the board since that time. Mr. Salice has in-depth experience in strategic planning, corporate finance, investor relations, mergers and acquisitions, and other topics that are relevant to the board.
Robert F. Spoerry is 65 years old and has been a director since October 1996. He has served as Chair of the Board of Directors of the company since May 1998. He has a Master’s in Mechanical Engineering from the Federal Institute of Technology in Zurich, Switzerland, and a Master of Business Administration from the University of Chicago.
Mr. Spoerry was President and Chief Executive Officer of the company from 1993 to 2007 and served as its Executive Chair in 2008, and has been its non-executive Chair since 2009. Mr. Spoerry is also a Director of Conzzeta Holding AG, where he serves on the Human Resources Committee, and also Sonova Holding AG, where he serves as Chair, since March 2011, and also serves as Chair of the Nomination and Compensation Committee. Mr. Spoerry was previously a Director of Geberit AG, from 2009 to April 2016, where he also served as Vice Chair, lead independent director, and Chair of the Nomination and Compensation Committee prior to his retirement from that board.
As the former President and CEO of the company, Mr. Spoerry has long-standing experience in the global precision instrument industry and a deep knowledge of the company, including its organization,

PROPOSAL ONE:
ELECTION OF DIRECTORS

products, markets, customers, and competitors. He has a strong technical background and experience with innovation-driven companies. Mr. Spoerry has broad international experience across industries and businesses relevant to the company, including by virtue of his service on several other boards of directors.
Mr. Spoerry’s deep understanding of the company, its markets, customers, and competitors, which was developed over more than thirty years of service, is a unique and valuable qualification that we believe provides a substantial benefit to the company and its shareholders.
The Board of Directors recommends that you vote FOR the election of each of the directors listed above. Proxies will be voted “FOR” each nominee unless otherwise specified in the proxy.

BOARD OF DIRECTORS — GENERAL INFORMATION

Board Structure; Board Leadership Structure
The company’s by-laws require the Board of Directors to consist of between five and ten directors. As of the annual meeting, the number of directors will be fixed at eight, consisting of Mr. Filliol, who will step down as President and CEO at the end of March 2021, an independent, non-executive Board Chair, and six other independent directors. Each director holds a one-year term until the next annual meeting of shareholders. The board has three committees: the Audit Committee, the Compensation Committee, and the Nominating & Corporate Governance Committee.
The primary tasks of the board include oversight of the company’s strategy and governance matters, review of the company’s financial matters, and evaluation of how the company executes against targets. Management’s tasks include setting strategy and running the company’s operations. The Board Chair functions as an important liaison between management and the board, helping ensure the board fulfills its oversight responsibilities.
Though the Board Chair is independent, because he is a former CEO of the company the board has also established a lead independent director (the Presiding Director) who oversees executive sessions of the other independent directors and all meetings of directors at which the Board Chair is not present. Mr. Salice currently serves as the Presiding Director.
Corporate Governance Guidelines
The board has established corporate governance guidelines that contribute to the overall operating framework of the board and the company. These guidelines cover topics including director qualifications, the director nomination process, the responsibilities of directors (including with respect to leadership development and management succession), meetings of non-management directors, and director compensation. The guidelines are available on the company’s website at www.mt.com under “About Us / Investor Relations / Corporate Governance” and are available in print to any shareholder who requests them. Shareholders may request copies free of charge from Investor Relations, Mettler-Toledo International Inc., 1900 Polaris Parkway, Columbus, OH 43240, USA, telephone +1 614 438 4748.
Responsibility of the Board of Directors in Corporate Responsibility, Governance, and Role in Risk Oversight
The board exercises oversight of the company’s Environmental, Social, and Governance matters. The company operates an ethics and compliance program that is designed to reinforce performance with integrity and compliance with the company’s code of conduct and relevant laws and regulations. The company also operates a sustainability program, GreenMT, which seeks to keep its operations sustainable over the long-term, help customers to be sustainable in their businesses, promote global best practices within our supply chain, attract, develop and retain the best employees, and follow governance best practices. The Board of Directors is knowledgeable about the content and operation of these programs so as to exercise reasonable oversight regarding the implementation and effectiveness of the programs.
All actions of the company’s Board of Directors, executive officers, and employees are governed by the company’s code of conduct. The board did not approve any waiver of the code of conduct by an executive officer or director in 2020. A copy of the code of conduct is available at www.mt.com under “About Us / Investor Relations / Corporate Governance” and is available in print to any shareholder who requests it.
The board is involved in the oversight of the company’s risk management process as follows: Each year, the company conducts an enterprise risk assessment, which includes management of cybersecurity risks, under the supervision of the Chief Financial Officer. The full board receives the results of the assessment, including an evaluation of risks and a description of actions taken by the company to mitigate risk. The Audit Committee reviews the results in detail and reports on its review to the board.

BOARD OF DIRECTORS — GENERAL INFORMATION

Compensation-Related Risk
Management and the Compensation Committee have evaluated the company’s compensation programs generally at different levels throughout the organization. Among other things, we considered that for executives who have the largest potential incentive compensation, a significant portion of total compensation is comprised of stock options that vest over five years and have a ten-year life, which drives emphasis on long-term performance. We also considered the applicability of the various situations described in Item 402(s) of Regulation S-K. We concluded from our evaluation that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the company.
Board Composition; Director Qualifications
Our company employs people of more than 85 nationalities, reflecting the global diversity of our business. We sell our products in more than 140 countries, and we have a direct presence in approximately 40 countries. We have representation on our board from several different countries located within Europe, the Americas, and Asia, which reflects the diversity of the communities in which we operate as a multinational corporation with a significant global presence.
Members of the Board of Directors must demonstrate integrity, dedication, reliability, knowledge of corporate affairs, a general understanding of the company’s business, and an ability to work well together, and represent a diverse array of skills, experiences, expertise, industry knowledge, perspectives, and characteristics (such as, and including but not limited to, gender, race/ethnicity, age, geographic location, and nationality). We provide additional details in the Director Qualifications section of our corporate governance guidelines available at www.mt.com under “About Us / Investor Relations / Corporate Governance.”
The Nominating & Corporate Governance Committee evaluates current and prospective directors according to a skills and experience competency matrix to ensure that the board has an appropriate mix of relevant skills and experience. The matrix includes criteria relating to categories such as executive management expertise, industry-specific know-how, strategic thinking (including M&A), international/regional experiences, technology and product development (hardware and software), digital expertise, IT expertise, financial expertise, sales/marketing expertise, service expertise, HR expertise, gender diversity, race/ethnicity diversity, and expertise in legal, regulatory, compliance, and corporate governance.
The members of our board provide valuable insights and perspectives given their different areas of expertise, which they have gained from each of their diverse backgrounds and experiences as more fully described in the Qualifications of Director Nominees section of this Proxy Statement.
The Nominating & Corporate Governance Committee evaluates each board member against the criteria in the skills and experience competency matrix. The Nominating & Corporate Governance Committee uses this information, including when they identify potential gaps, to help inform profiles for new director searches. Among other criteria, the Nominating & Corporate Governance Committee will also identify gender or other diversity criteria as a search priority when it engages in searches for new directors.

BOARD OF DIRECTORS — GENERAL INFORMATION

Board Diversity
Our Board of Directors is committed to periodically reviewing its composition to ensure that a variety of skills, experience, diversity, and tenure are represented. As previously set forth herein, our Board of Directors believes each director contributes to the overall diversity of the board by providing a diverse array of skills, experiences, expertise, industry knowledge, perspectives, and characteristics (such as, and including but not limited to, gender, race/ethnicity, age, geographic location, and nationality).

Gender

Female

Male

33%

Female Committee Chairs

Nationality & Geographic

China
France
United States
United Kingdom
Switzerland

Racial & Ethnic

12.5%

Non-white

Board Tenure

Six Years or Less

More than Six Years

Independence of the Board
The board uses the following criteria in evaluating independence: (i) independence under the rules of the New York Stock Exchange; and (ii) no relationships with the company (other than as a director or shareholder) or only immaterial relationships. The independence criteria are contained in the company’s corporate governance guidelines. The board solicits information from directors as to any relationship the director or his/her immediate family member has with the company that might affect the director’s independence.
The Board of Directors has determined that the following types of relationships are categorically immaterial:
•
Commercial business relationships where METTLER TOLEDO buys from or sells to companies where directors serve as employees, or where their immediate family members serve as executive officers, and where the annual purchases or sales are less than the greater of $1 million or 2% of either company’s consolidated gross revenues.

In light of these criteria, the board has determined that Messrs. Chu, Francis, Kelly, and Salice, and Mses. Doat-Le Bigot and Finney are independent. The board has also determined that Mr. Spoerry is independent. Mr. Filliol is not considered independent because he will serve as the President and CEO until the end of March 2021.
Meeting of Non-Employee and Independent Directors
The board schedules regular executive sessions for its independent members, typically as part of each board meeting. The Presiding Director leads the meetings of the independent directors.

BOARD OF DIRECTORS — GENERAL INFORMATION

Director Attendance at Board Meetings and the Annual Meeting
The board expects that its members will attend all meetings of the board and the annual meeting of shareholders. The Board of Directors met eight times in 2020 (due to the COVID-19 pandemic, all meetings except the one in February 2020 were held virtually). Each director attended 100% of all board and committee meetings for which the director was a member. All directors attended the 2020 annual meeting of shareholders, which was held virtually due to the COVID-19 pandemic.
Policy Limiting Director Service on Other Public Company Boards; Director Resignation
The board has adopted a policy that directors may not serve on more than five public company boards. The board also has a policy that directors will offer their resignation upon a change in professional position or in circumstances that might affect a director’s ability to serve on the board. In such circumstances, the Nominating & Corporate Governance Committee takes the lead on determining the appropriate course of action.
Director Competencies; Self-Evaluation; Board Refreshment; Director Retirement Policy
The board has developed the skills and experience competency matrix described above to identify relevant skills and help determine to what extent directors possess needed skills. Each year, the board conducts a self-evaluation in which each individual director completes a self- evaluation with respect to the board and its committees. The Board Chair then holds an individual discussion with each director. The consolidated results of the self-evaluation are then reviewed by the full board.
The board recognizes the importance of periodic board refreshment and maintains an appropriate balance of age, tenure, diversity, experience, and perspectives on the board. As a result, the Board of Directors has adopted a policy pursuant to which directors will not stand for re-election at the annual meeting that follows their 72nd birthday. More than a third of the board has been refreshed in recent years.
Director Share Ownership
The company’s equity ownership guidelines call for non-employee Directors to hold company shares with a value equal to five times their cash retainer within five years of their appointment to the board. All directors currently comply with the ownership guidelines. Additional information provided in the Compensation Discussion and Analysis — Equity Ownership Guidelines, applies to director share ownership.
Contacting the Board of Directors
Interested parties, including shareholders, may contact the Board of Directors, the Presiding Director individually, or the non-management directors as a group via: EMAIL to PresidingDirector@mt.com; or REGULAR MAIL to Mettler-Toledo International Inc., 1900 Polaris Parkway, Columbus, Ohio 43240, Attention: Presiding Director.
Director Compensation
Directors (except for the Board Chair, Mr. Spoerry, whose compensation is described separately below, and the CEO, Mr. Filliol, whose compensation is described in the Compensation Discussion and Analysis) are compensated by an annual cash retainer and committee member fees. Directors are reimbursed for traveling costs and other reasonable out-of-pocket expenses incurred in attending board and committee meetings. Directors also receive an annual stock option grant and a grant of stock. Beginning with the stock grants made to directors in November 2019, all directors are required to retain the shares received for three years following the date of grant.

BOARD OF DIRECTORS — GENERAL INFORMATION

The following provides an overview of the elements of 2020 director compensation, which were subsequently reduced as discussed below as part of the company’s response to the COVID- 19 pandemic:
Annual cash retainer	$80,000
Annual grant of stock options – approximate value	$90,000
Annual grant of stock – approximate value	$45,000
Annual grant of stock to the Presiding Director – approximate value	$50,000
Committee member fees:
• Audit	$12,000
• Compensation	$9,000
• Nominating & Corporate Governance	$6,000
Committee Chair fees:
• Audit	$25,000
• Compensation	$20,000
• Nominating & Corporate Governance	$10,000
As Board Chair, Mr. Spoerry receives an annual cash retainer, a grant of stock options, and a grant of stock. For 2020, his annual cash retainer was originally set at $319,153, which, as discussed further below, was voluntarily reduced in 2020 as part of the company’s response to the COVID-19 pandemic. For equity grants awarded to Mr. Spoerry in November 2020, his grant of stock options has a grant date approximate value of $333,000, and his grant of stock has a grant date approximate value of $167,000, both reduced from prior year to offset a separate grant to a director. All directors are required to retain the shares received from the grant of stock for three years following the date of grant.
Mr. Spoerry’s compensation is specifically structured to appropriately and competitively recognize and reward the substantial contributions he makes to the company and its shareholders. As the former President and CEO of the company, Mr. Spoerry has long-standing experience in the global precision instrument industry and a deep knowledge of the company, including its organization, culture, products, markets, customers, and competitors. He has a strong technical background and experience with innovation-driven companies. Mr. Spoerry has broad international experience across industries and businesses relevant to the company, including by virtue of his service on several other boards of directors. This is particularly important given the fact that the company is a US public company with headquarters and substantial operations in Switzerland.
Mr. Spoerry devotes a substantial amount of his time to his service as Board Chair. His deep understanding of the company, which was developed over more than thirty years of service, is a unique and valuable qualification that we believe provides a substantial benefit to the company and its shareholders. Mr. Spoerry’s duties and responsibilities are extensive and include, but are not limited to, the following:
•
Board and committee operations, including coordinating meeting agendas and topics with management and committee chairs; contribution to and participation on several committees; developing the board’s skills and experience competency matrix; and conducting board evaluations and new director recruitment;

•
CEO interactions, including serving as an advisor to the CEO on key strategic and operational matters;

•
Third-party interactions, encompassing responses to shareholder inquiries and requests on corporate governance and social responsibility topics as well as supporting M&A activities upon request from the CEO; and

•
Until January 2021, chaired the two Pension Committees — the Swiss pension plan and a separate Swiss pension foundation — with monthly meetings, and chaired the investment committees of the pension plan and pension foundation.

BOARD OF DIRECTORS — GENERAL INFORMATION

The Compensation Committee’s independent compensation consultant, Pearl Meyer & Partners, benchmarked the Board Chair’s compensation relative to comparably sized and situated companies in Switzerland and found the Board Chair’s compensation to be competitive and reasonable in relation to Mr. Spoerry’s scope of duties and responsibilities.
As part of the company’s response to the COVID-19 pandemic, the actual amounts paid to each director with respect to 2020 was less than the compensation structure outlined above. As Board Chair, and related to the COVID-19 pandemic, Mr. Spoerry voluntarily agreed to reduce his cash retainer for April — December 2020 by 35%. All other directors (except Mr. Filliol, whose compensation is described in the Compensation Discussion and Analysis) voluntarily agreed to total cash compensation reductions of 20% for the April — December 2020 time period. In addition, Mr. Salice received a separate grant of stock as compensation for the additional work required as Nominating & Corporate Governance Committee Chair related to the CEO transition. Actual amounts paid with respect to 2020 are set out in the following table.
2020 Director Compensation
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total
Wah-Hui Chu	$83,300	$45,253	$89,823	$218,376
Domitille Doat-Le Bigot	61,333	45,253	89,823	196,409
Elisha W. Finney	89,250	45,253	89,823	224,326
Richard Francis	80,750	45,253	89,823	215,826
Michael A. Kelly	85,850	45,253	89,823	220,926
Thomas P. Salice	93,500	170,113	89,823	353,436
Robert F. Spoerry	235,375	166,665	333,141	735,181

(1)
Represents the grant date fair value of stock awards and option awards, respectively, computed in accordance with ASC 718 Compensation — Stock Compensation (“ASC 718”). The valuation assumptions associated with such awards are discussed in Note 12 to the company’s consolidated financial statements included in the Form 10-K for the fiscal year ending December 31, 2020. Directors must retain stock awards for three years following the date of grant.

At December 31, 2020, each director held stock options (vested and unvested) with respect to the following number of shares:
Stock Options
(#)
Wah-Hui Chu	9,478
Domitille Doat-Le Bigot	316
Elisha W. Finney	1,724
Richard Francis	2,556
Michael A. Kelly	6,370
Thomas P. Salice	6,370
Robert F. Spoerry	41,589

BOARD OF DIRECTORS — OPERATION

The Board of Directors has three committees: the Audit Committee, the Compensation Committee, and the Nominating & Corporate Governance Committee. Each committee has the authority to engage advisors or consultants as it deems appropriate to carry out its responsibilities. The membership and meetings of the committees are described in the following table.
Name	Audit(1)	Compensation(2)	Nominating & Corporate Governance(3)
Wah-Hui Chu	X		X
Domitille Doat-Le Bigot
Elisha W. Finney	X
Richard Francis		X	X
Michael A. Kelly	X	X
Thomas P. Salice		X	X
Total meetings in 2020	4	6	3

(1)
The board has determined, in accordance with applicable requirements of the New York Stock Exchange, that the simultaneous service of Ms. Finney on the audit committees of more than three public companies, and chairing multiple audit committees, does not impair her ability to effectively serve on the Audit Committee. Ms. Finney is considered a “financial expert” as determined by the Board of Directors pursuant to the relevant SEC definition, and all Audit Committee members are independent and financially literate. Except for Ms. Finney, no Audit Committee member serves on more than two other public company audit committees. Our Chief Financial Officer, Board Chair, Chief Executive Officer, Head of Internal Audit, and General Counsel attend Audit Committee meetings at the request of the Audit Committee and give reports to and answer inquiries from the Audit Committee.

(2)
All Compensation Committee members are independent.

(3)
All Nominating & Corporate Governance Committee members are independent. As of May 2021, Mr. Francis will be replaced by Ms. Doat-Le Bigot on the Nominating & Corporate Governance Committee.

BOARD OF DIRECTORS — OPERATION

Committee Charters
Each committee of the Board of Directors has a written charter setting forth the responsibilities of the committee in detail. The charters are reviewed annually and updated as necessary to comply with relevant regulations. The committee charters can be found on the company’s website at www.mt.com under “About Us / Investor Relations / Corporate Governance” and are available free of charge in print to any shareholder who requests them. The primary functions of the committees are as follows:
Audit	Compensation	Nominating & Corporate Governance
• Oversees the accounting and financial reporting process of the company	• Discharges the responsibilities of the company’s Board of Directors relating to compensation of the company’s executives	• Identifies, screens, and recommends qualified candidates to serve as directors of the company

•
Assists with board oversight of the integrity of the company’s consolidated financial statements, and the sufficiency of the independent registered public accounting firm’s review of the company’s consolidated financial statements

	• Reviews and monitors compensation arrangements so that the company continues to retain, attract, and motivate quality employees	• Develops and recommends to the board corporate governance guidelines applicable to the company
• Assists with board oversight of the performance of the company’s internal audit function	• Reviews an annual report on executive compensation for inclusion in the company’s proxy statement	• Advises the board on the structure and membership of committees of the board
• Oversees the appointment, engagement, and performance of the company’s independent registered public accounting firm	• Reviews the Compensation Discussion and Analysis included in the company’s proxy statement	• Reviews and evaluates the board’s polices, practices, and initiatives with respect to diversity and inclusion objectives
• Assists with board oversight of the company’s compliance with legal and regulatory requirements, and of the enterprise risk assessment, including cybersecurity risk management		• Leads the board in its annual review of the board’s performance

AUDIT COMMITTEE REPORT

The Audit Committee assists the board in overseeing the accounting and financial reporting processes of the company and audits of the consolidated financial statements of the company. The Audit Committee operates pursuant to a written charter, a copy of which can be found on the company’s website at www.mt.com under “About Us / Investor Relations / Corporate Governance.” In discharging its oversight role, the Audit Committee discussed the audited consolidated financial statements contained in the 2020 annual report separately with the company’s independent registered public accounting firm and the company’s management and reviewed the company’s internal controls and financial reporting.
The company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC), is responsible for auditing the company’s consolidated financial statements as well as the company’s internal control over financial reporting. PwC issues an integrated audit report that includes opinions as to (1) whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of the company and its subsidiaries in accordance with accounting principles generally accepted in the United States of America, and (2) whether the company maintained, in all material respects, effective internal control over financial reporting.
Audited Consolidated Financial Statements
In reviewing the company’s audited consolidated financial statements with PwC, the Audit Committee discussed the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, including Auditing Standard Section 1301, and the Securities and Exchange Commission, as amended, and other matters including, without limitation:
•
Understanding the terms of the audit, including the objectives of the audit and the related responsibilities of both PwC and management;

•
PwC’s responsibilities under PCAOB Standards and related rules, including the nature, scope, and results of their audits;

•
The written disclosures and confirming letter from PwC regarding their independence required under relevant Public Company Accounting Oversight Board rules;

•
Certain matters regarding the company’s accounting policies, practices, and critical accounting estimates;

•
The auditor’s evaluation of the quality of the company’s financial reporting;

•
Information related to significant unusual transactions, including the business rationale for such transactions;

•
An overview of the overall audit strategy, including timing of the audit, significant risks the auditor identified, and significant changes to the planned audit strategy or identified risks;

•
Any material weaknesses or significant deficiencies in internal controls over financial reporting; and

•
The extent of any significant accounting adjustments.

In reviewing the company’s audited consolidated financial statements with the company’s management, the Audit Committee discussed several of the same topics listed above with management, including, without limitation, the process used by management in formulating accounting estimates and the reasonableness of those estimates.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board approved, that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2020.
Independent Registered Public Accounting Firm Fees
	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2020	$3,788,000	$86,000	$412,000	$4,000
2019	$4,167,000	$33,000	$539,000	$3,000

AUDIT COMMITTEE REPORT

Audit Fees — Represents fees for (i) the audit of the annual consolidated financial statements and internal control over financial reporting, (ii) review of consolidated financial statements included in quarterly reports on Form 10-Q, and (iii) audit services provided in connection with statutory audits and certain regulatory filings.
Audit-Related Fees — For 2020 and 2019, represents fees for employee benefit plan audits and attestation services related to financial reporting.
Tax Fees — Represents fees for tax consultation and compliance-related services.
Other Fees — Represents fees for software licenses for technical financial accounting and reporting application.
The Audit Committee has determined that PwC’s provision of the services included in the categories “Audit-Related Fees,” “Tax Fees,” and “Other Fees” is compatible with PwC maintaining its independence. All non-audit services were approved in advance by the Audit Committee pursuant to the procedures described below.
Audit Committee Approval of Non-Audit Services
The Audit Committee approves all non-audit services PwC provides in accordance with the following framework:
•
The Audit Committee is considered to have pre-approved any project in an approved category that is less than $50,000 in fees. Specific projects in excess of this amount and any potential projects not included in the pre-approval framework are presented to the Audit Committee Chair for advance approval.

•
On a quarterly basis, PwC reports all non-audit services outside of the pre-approval framework to the Audit Committee and any proposals for non-audit services in the upcoming quarter.

•
The Audit Committee reviews all non-audit fees at least annually.

The independent registered public accounting firm ensures that all audit and non-audit services provided to the company have been approved by the Audit Committee. Each year, the company’s management and the independent registered public accounting firm confirm to the Audit Committee that every non-audit service being proposed is permissible.
Independent Registered Public Accounting Firm for 2021
The Audit Committee has appointed PwC as the company’s independent registered public accounting firm to audit and report on the company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2021 and to perform such other services as may be required of them.
Respectfully submitted by the members of the Audit Committee:
Elisha W. Finney, Chair Wah-Hui Chu Michael A. Kelly

PROPOSAL TWO:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

You are being asked to ratify the appointment of PricewaterhouseCoopers LLP (PwC) as the company’s independent registered public accounting firm. The Audit Committee has appointed PwC, independent public accountants, to audit and report on the company’s consolidated financial statements for the fiscal year ending December 31, 2021 and to perform such other services as may be required of them. PwC’s appointment is ratified if a majority of votes cast, excluding abstentions, with respect to this proposal are voted “FOR.”
Auditor Attendance at Annual Meeting
Representatives of PwC are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.
Limitation on Amount of Audit Fees
We have no existing direct or indirect understandings or agreements with PwC that place a limit on current or future years’ audit fees. Please see the Audit Committee Report above for further details concerning PwC’s fees.
The Board of Directors recommends that you vote FOR ratification of the appointment of PwC as independent registered public accounting firm. Proxies will be voted “FOR” ratification of the appointment of PwC unless otherwise specified in the proxy.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE REPORT

The Nominating & Corporate Governance Committee assists the board in identifying and recommending individuals to be nominated for election to the Board of Directors by shareholders. The committee is responsible for advising the board on the structure and membership of committees of the board as well as developing corporate governance guidelines applicable to the operation of the company. The Nominating & Corporate Governance Committee operates pursuant to a written charter, a copy of which can be found on the company’s website at www.mt.com under “About Us / Investor Relations / Corporate Governance.” We describe below the committee’s process to nominate directors to the board, the committee’s adoption of additional corporate governance best practices, and the committee’s engagement in other activities in 2020 related to corporate governance.
Director Nomination Process
The Board of Directors should be composed of successful individuals who demonstrate integrity, dedication, reliability, knowledge of corporate affairs, a general understanding of the company’s business, and an ability to work well together, and represent a diverse array of skills, experiences, expertise, industry knowledge, perspectives, and characteristics (such as, and including but not limited to, gender, race/ethnicity, age, geographic location, and nationality). Longer-term board succession will also be considered, taking into account the demographics of respective board members. The Nominating & Corporate Governance Committee evaluates current and prospective directors according to a skills and experience competency matrix (described under Board of Directors — General Information — Board Composition; Director Qualifications) to ensure that the Board has an appropriate mix of relevant skills and experience.
1.
When there is an actual or anticipated board vacancy, the Nominating & Corporate Governance Committee will, together with the Board Chair and the Chief Executive Officer, determine the specific qualifications, competencies, and skills that are desired for potential candidates to fill that vacancy.

2.
Candidates’ names may be suggested by any of the Nominating & Corporate Governance Committee or other board members, or by third parties engaged for that purpose by the Committee, or by shareholders pursuant to applicable rules and regulations.

3.
The Nominating & Corporate Governance Committee will receive all candidates’ names. The Nominating & Corporate Governance Committee will assess candidates who meet the specific qualifications, competencies, and skills relevant to the specific vacancy, as well as the candidate’s impact on the overall diversity of the board, and these candidates will be required to provide information regarding their background, experience, independence, and other information.

4.
As a general rule, members of the Nominating & Corporate Governance Committee, the Board Chair, the Chief Executive Officer, and in appropriate cases other board members, will interview candidates who are under active consideration.

5.
Following these interviews, the Nominating & Corporate Governance Committee will consider each candidate.

6.
The Nominating & Corporate Governance Committee will ensure that each candidate meets the specific qualifications, qualities, and skills that are desired for candidates to fill the relevant vacancy. The Committee will also ensure that all candidates otherwise satisfy the list of director qualifications set out in the Company’s corporate governance guidelines.

7.
The Nominating & Corporate Governance Committee will then propose a candidate to the full board for consideration as a new director. The full board will then, as applicable, vote to appoint the candidate as a director or nominate the candidate to stand for election as a director.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE REPORT

Corporate Governance Best Practices
In 2018 we committed to apply the best practice principles set out in the Commonsense Principles of Corporate Governance (Commonsense Principles 2.0). These voluntary principles are intended to provide a framework for sound, long-term oriented governance. Among the corporate governance best practices we have adopted are:

•
87.5% of the board is independent

•
Presiding Director as independent lead director

•
Separate Non- Executive Board Chair and CEO roles

•
Independent Audit, Compensation, and Nominating & Corporate Governance Committees

•
Regular executive sessions of independent directors

•
Annual board and committee self- evaluation

•
Policy limiting directorships

•
Proxy access

•
Annual director elections

•
Regular director refreshment

•
Majority voting in uncontested elections

•
No poison pill in effect

•
Stock ownership guidelines for directors

•
Multiple avenues for shareholders to communicate with the board

•
Board oversight of strong ethics program and annual publication of Corporate Responsibility Report

Summary of 2020 Activities
During 2020, the Nominating & Corporate Governance Committee identified and interviewed candidates to succeed Mr. Filliol as company CEO. The Committee evaluated changes in individual directors’ professional status to evaluate their ability to continue serving on the board. The Committee utilizes the board’s skills and experience competency matrix in the board’s self-evaluation process, and they approved updates to the corporate governance guidelines. With regard to the current board nominees, the Nominating & Corporate Governance Committee has recommended to the board that all current directors be nominated for re-election.
Respectfully submitted by the members of the
Nominating & Corporate Governance Committee:
Thomas P. Salice, Chair
Wah-Hui Chu
Richard Francis

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY
This Compensation Discussion and Analysis describes our executive compensation program, focusing on the compensation of our named executive officers.
Our 2020 Named Executive Officers
Name	Title
Olivier A. Filliol	President and Chief Executive Officer
Shawn P. Vadala	Chief Financial Officer
Peter Aggersbjerg	Head of Divisions and Operations
Marc de La Guéronnière	Head of European and North American Market Organizations
Gerhard Keller	Head of Process Analytics
Primary Elements of our Executive Compensation Program
Long-Term Incentives
Pay Element	Base Salary	Cash Incentive	Stock Options	Performance Share Units
Type	Cash	Cash	Equity	Equity
Performance Period	N/A	1 year	5-year vesting pro rata; cliff vesting for performance options	3-year performance period, cliff vesting
Performance Measures	N/A	EPS, net cash flow, sales, individual targets	Stock price appreciation, EPS growth for performance options	Relative total shareholder return (rTSR)
Objectives of our Executive Compensation Programs
•
Ensure compensation reflects performance. The company links pay to performance in part by setting challenging, objectively measurable targets, and paying cash incentives designed to reward achievement of those targets. At the same time, when performance is only at or below target, compensation tends to be below market.

•
Focus executives on achieving financial and operating objectives that provide long-term shareholder value creation. The company does this in part by linking long-term compensation to the company’s long-term performance. The annual cash incentive is also tied to relevant metrics, including growth in earnings per share.

•
Align executives’ interests with those of the company’s shareholders. The company does this with its long-term incentives, including various performance-based equity grants, and by enforcing the equity ownership guidelines described below.

•
Attract and retain the best talent. Total compensation must be competitive in the global personnel market in which we operate.

Our Executive Compensation Program Follows Best Practices
•
We consult independent compensation consultants to ensure our executive compensation is in line with industry and market standards.

•
We deploy a mix of short- and long-term incentives to ensure compensation aligns with performance and motivates long-term shareholder value creation.

•
Our long-term incentives include various performance-based equity incentives.

COMPENSATION DISCUSSION AND ANALYSIS

•
We have an executive compensation clawback policy to ensure that amounts are not erroneously awarded.

•
We maintain executive share ownership guidelines that align executives’ interests with shareholders’.

•
We have a policy related to the hedging and pledging of company securities by the board and the company’s executive officers.

•
We responsibly manage the use of equity compensation.

Results of 2020 Say-on-Pay Vote
In establishing executive compensation policies the Compensation Committee considers, among other things, the results of the Advisory Vote to Approve Executive Compensation from the prior year’s Annual Meeting of Shareholders. The result of last year’s advisory vote was very positive with 91% of votes cast in favor of the company’s compensation of its named executive officers.
Our Executive Compensation is Aligned with Performance
In the 20-year period ending December 31, 2020, the company’s total return to shareholders has been 1996%, compared with 322% for the S&P 500. Based on the quality of leadership of the management team, and the overall performance of the company, the committee believes management’s compensation is appropriate.
Key Components of 2020 Executive Compensation
•
Salaries — Base salaries for our named executive officers were reviewed in light of salary market data, local market conditions, and individual performance. As in past years, Mr. Filliol declined an increase to his base salary. The base salaries for Messrs. de La Guéronnière, Keller, and Vadala were moderately increased as a result of the review. In connection with a promotion effective January 2020, and as previously described in our Form 8-K filed November 8, 2019, Mr. Aggersbjerg’s base salary increased 37%.

•
COVID-19 Impact on Salaries — Subsequent to the annual salary review discussed above, each of the named executive officers took voluntary and temporary base salary reductions as part of the company’s COVID-19 response. From mid-April until the end of September 2020, Mr. Filliol agreed to reduce his base salary 35%, and the other named executive officers agreed to reduce their base salaries between 15% and 20%.

•
Annual Cash Incentives — The average target achievement for our named executive officers in 2020 was 110%, resulting in incentive payments of between 75% and 104% of base salary.

•
Long-Term Incentives — The total value of equity granted to the named executive officers, excluding Mr. Filliol, was approximately the same as the total value of equity granted to the named executive officers in 2019. Mr. Filliol declined an option grant in 2020 due to the CEO transition, resulting in a total value of equity in 2020 for Mr. Filliol that was 67% less than 2019.

DISCUSSION & ANALYSIS
Role of the Compensation Committee
The Compensation Committee oversees our executive compensation program and evaluates and sets the compensation of the directors. In carrying out its duties, the Compensation Committee receives information and recommendations from the Board Chair, the Head of Human Resources, and the Chief Executive Officer. No executive officer plays a role in making compensation decisions with respect to his or her own compensation.
Role of Independent Compensation Consultant
Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate, obtain advice from, and compensate its outside advisors, including its compensation consultants. The company has

COMPENSATION DISCUSSION AND ANALYSIS

provided appropriate funding to the Compensation Committee to do so. In 2020, the Compensation Committee retained independent compensation consultant Pearl Meyer & Partners (PM&P). In 2018, PM&P provided market surveys of executive compensation in technology firms in comparable industries (including scientific instrument firms), which are considered in setting compensation levels.
PM&P reports directly to the Compensation Committee, and the Compensation Committee may replace PM&P or hire additional consultants at any time. PM&P attends meetings of the Compensation Committee, as requested, and communicates with the Chair of the Compensation Committee between meetings; however, the Compensation Committee makes all decisions regarding the compensation of the company’s executive officers.
PM&P provides various executive compensation services to the Compensation Committee at its request with respect to the company’s executive officers and other key employees, as well as the Board of Directors and Board Chair. The services PM&P provides include advising the Compensation Committee on the principal aspects of the executive compensation program and evolving best practices, and providing market information and analysis regarding the competitiveness of the company’s program design and awards in relation to the company’s performance.
The Compensation Committee reviews the services provided by its outside consultants and believes that PM&P is independent in providing executive compensation consulting services. The Compensation Committee conducted a specific review of its relationship with PM&P, and determined that PM&P’s work for the Committee in 2020 did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act, or applicable rules and regulations of the SEC and the NYSE. In making this determination, the Compensation Committee noted that during 2020:
•
PM&P did not provide any services to the company or its management other than service to the Compensation Committee, and its services were limited to executive compensation consulting. Specifically, it did not provide, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resource outsourcing;

•
Fees from the company were less than 1% of PM&P’s total revenue during the year of 2020;

•
PM&P maintains a Conflicts Policy, which was provided to the Compensation Committee, with specific policies and procedures designed to ensure independence;

•
With regard to whether any of the individuals on the PM&P team assigned to the company has any business or personal relationship with members of the Compensation Committee outside of the engagement, there is just one business relationship which we and PM&P have reviewed and believe does not impact PM&P’s independence:

◦
Mr. Salice is a member of the Board of Directors of Waters Corporation, which is a client of Mr. Van Putten, the lead consultant from PM&P providing services to the company’s Compensation Committee.

•
None of the PM&P consultants working on the company engagement, or PM&P, had any business or personal relationship with executive officers of the company; and

•
None of the PM&P consultants working on the company engagement directly own company stock.

The Compensation Committee monitors the independence of its compensation consultant on an annual basis.
Role of our Compensation Peer Group
In evaluating the competitiveness of the company’s executive compensation, the Compensation Committee periodically conducts both broad-based surveys of executive compensation and surveys of the compensation of executives in the instruments and electronics industries. In 2018, PM&P provided data using confidential surveys relating to CEO and senior executive compensation at technology companies in

COMPENSATION DISCUSSION AND ANALYSIS

comparable industries, including scientific instruments firms, and firms of similar size to the company. They also provided data on peer company compensation at the following peer companies:
Agilent Technologies	AMETEK
Bio-Rad Laboratories	Bruker Corp.
Fortive Corp.	Hologic
IDEX Corp.	Intuitive Surgical
PerkinElmer	ResMed
Rockwell Automation	Roper Technologies
Teleflex	Varian Medical Systems
Waters Corp.	Xylem
The Compensation Committee also reviewed CEO compensation data from certain Swiss industrial public companies of a similar size and international organizational structure as the company.
Compensation Program Elements
The company’s compensation program consists of three main elements: base salary, an annual cash incentive, and long-term incentive compensation. The majority of executive compensation is performance-based, and is paid in the form of the annual cash incentive and long-term incentive compensation. Our goal is to ensure that the three main elements of compensation are carefully considered and fair, and that executives are motivated to further the interests of shareholders, both short-term and long-term.
Each year the Compensation Committee separately reviews each of the three elements, as well as total compensation. The Committee takes into account the company’s growth and performance, individual executive performance, and developments in the markets in which we compete for talent.
Base Salary
The company’s goal is to pay base salaries that are approximately at or somewhat below the median. Based on market data, we believe base salaries for our executive officers are generally slightly lower than those at peer companies. Although a competitive base salary is necessary and appropriate to attract and retain high quality talent, we believe the majority of executive compensation should be paid in ways that link pay with performance. We accomplish this through the annual cash incentive and long-term incentives.
The Compensation Committee considered its review of the salary market data referred to above, local market conditions, and individual performance in setting base salaries for 2020. Initially, the 2020 base salary for Mr. Filliol did not change and the Compensation Committee increased the base salary for Mr. de La Guéronnière by 2%, Mr. Keller by 1%, and Mr. Vadala by 2.5%, in each case effective April 1, 2020. The Compensation Committee increased the base salary for Mr. Aggersbjerg by 37% in connection with the previously-described promotion, effective January 1, 2020.
Subsequent to the Compensation Committee’s annual salary reviews, as part of the company’s measures adopted in response to the global COVID-19 pandemic, each named executive officer agreed to take voluntary and temporary base salary reductions. From mid-April until the end of September 2020, Mr. Filliol agreed to reduce his base salary 35%, and the other named executive officers agreed to reduce their base salaries between 15% and 20%. In each case, the company applied the voluntary reductions to the planned 2020 base salaries. The planned base salary increases discussed above, with the exception of Mr. Aggersbjerg, whose increase was effective January 1, 2020, were not otherwise implemented. This resulted in base salaries paid in 2020 that, compared with 2019, were 16% less for Mr. Filliol, 7% less for Mr. de La Guéronnière, and 5% less for each of Messrs. Keller and Vadala. Mr. Aggersbjerg’s base salary in 2020 was ultimately 24% higher than his base salary in 2019, due to his previously discussed promotion in January 2020.

COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentive
We link pay with performance through our cash incentive plan, called POBS Plus. The purpose of the incentive plan is to provide an incentive to key employees of the company to reward them for driving the success of the company as measured based on objective financial criteria. The incentive plan is administered by the Compensation Committee. At the end of each year, the Compensation Committee establishes the performance targets on which each participant’s incentive is based for the coming year. The targets used relate closely to our annual plan and budget, which are approved by the full Board of Directors each year. The targets are set taking into account the economic environment, the health of the company’s end-user markets, and the challenges and opportunities of the company’s various businesses. See “2020 Threshold, Target, Maximum, and Actual Performance” below.
In addition, between 12 and 20 percent of the incentive for each participant in the POBS Plus incentive plan is based on individual objective performance targets relating to the company’s annual business objectives, which now include targets related to supporting the company’s initiatives related to integrity, diversity and inclusion, and sustainability. We did not adjust any annual cash incentive targets in response to the global COVID-19 pandemic. The Compensation Committee directly evaluates the Chief Executive Officer’s performance on his individual targets, and reviews the CEO’s recommendation on the individual target performance of the other executive officers. The Compensation Committee reviews the audited results of the company’s performance against each participant’s performance targets and determines the incentive payment, if any, earned by each participant.
Cash Incentive Payment as % of Base Salary
	Achievement vs. Target Levels
Name	<90%	100% (Target)	130% (Maximum)
Olivier A. Filliol	—	50%	169.4%
Shawn P. Vadala	—	45%	157.5%
Other Named Executive Officers	—	45%	160.5%
The plan provides that targets for 100% achievement should be challenging and ambitious, but also realistic and attainable such that it is possible to achieve and exceed them. The impact of over- or under-achieving targets on the annual incentive can be significant. The company and Board of Directors therefore approach the target setting process with care and consideration. We believe targets are set consistently with the philosophy of the POBS Plus plan that they be challenging and ambitious. In the last five years the average target achievement for named executive officers was 108%.
2020 Threshold, Target, Maximum, and Actual Performance
2020 Performance Targets	Threshold	Target	Maximum	Actual
Adjusted Non-GAAP Earnings Per Share(1)	$24.03	$24.78	$27.03	$25.57
Net Cash Flow(2)	$645.6 million	$680.5 million	$785.2 million	$775.3 million
Group Sales (at budgeted currency rates)	$3,014.2 million	$3,076.4 million	$3,263.0 million	$3,029.0 million

(1)
Excludes restructuring charges (net of tax) of $8.5 million, and purchased intangible amortization (net of tax) of $11.2 million. Adjusted EPS was also reduced $0.15 per share for an adjustment to restate our actual tax rate to our budgeted tax rate before non-recurring items.

(2)
Represents cash flow from operations before tax payments and voluntary pension payments less capital expenditures, restructuring payments, and excess tax benefits from share-based payment arrangements. Excludes deviations for facility expansion and acquisition capital expenditures versus target.

COMPENSATION DISCUSSION AND ANALYSIS

The 2020 weighted performance relative to targets resulted in the following incentive payments as a percent of base salary under the POBS Plus plan for 2020 for each named executive officer:
Mr. Filliol	104%
Mr. Vadala	92%
Mr. Aggersbjerg	85%
Mr. de La Guéronnière	75%
Mr. Keller	102%
Long-Term Incentives
Another method we have historically used to link pay with performance is awarding stock options, which we believe aligns management’s long-term interests with those of the company’s shareholders. Named executive officers’ stock options generally vest over five years, 20% per year, starting on the first anniversary of the date of grant. The company has, in the past, also granted performance options with cliff vesting of five years or longer. The only such options outstanding are performance options granted to the CEO in 2016, which have a five-year performance period and fully vest in 2022 if the company has achieved at least 12% compound annual growth in its fully diluted earnings per share, subject to certain adjustments, over the five year period from January 1, 2017 through December 31, 2021. All options have a term of ten years. We expect future grants will similarly have vesting schedules of five years and terms of ten years.
Named executive officers also receive target awards of performance share units, under which the individual will earn shares of common stock in the future if certain performance conditions (including market criteria) are met. The company’s performance share units are based on relative total shareholder return (rTSR) over a three-year period, specifically, the company’s relative performance against each of the companies that make up the S&P 500 Healthcare Index and the S&P 500 Industrials Index. The units have three-year cliff vesting. The company must achieve at least a 30th percentile performance for the performance share units to start vesting. The units will vest at 100% if the company achieves a 60th percentile performance, and the units will vest at 200% if the company’s relative performance is at the 75th percentile or better.
The vesting schedule is shown in this table (linear interpolation is applied between the points shown):
	rTSR Percentile Rank	Shares Earned as % of Target
Threshold	≤ 30%	0%
	45%	50%
Target	60%	100%
	67.5%	150%
Maximum	≥ 75%	200%
The vesting percentage of the performance share units is capped at 100% of target when the company’s absolute TSR is negative.
In determining the amount of each named executive officer’s equity grants, the Compensation Committee evaluates the relative importance of the individual’s job, the contribution and performance of the individual, their years of service, and their total compensation, as well as competitive information about equity as described above relative to each individual. In 2020, Mr. Filliol was offered but declined a grant of stock options because of the CEO transition. With respect to performance share units for Mr. Filliol, and performance share units and stock options for the other named executive officers, the factors discussed above led to equity grants with the grant date fair values described in the table “Grant of Plan-Based Awards.”
The Compensation Committee believes that past performance is just one factor to take into account in determining the size of future awards.

COMPENSATION DISCUSSION AND ANALYSIS

Equity Grant Practices and Policy
The Compensation Committee approves all equity grants. Equity grants are typically made once each year when the overall annual compensation review takes place (typically in late October or early November each year). The Compensation Committee and Board meeting dates are set several years in advance, and the grants are made on the meeting date. In the past, the Committee has also made initial grants to individual executive officers at the time they started serving as executive officers. All options have an exercise price equal to the closing price of the company’s shares on the New York Stock Exchange on the date of grant.
Equity Ownership Guidelines
The Compensation Committee feels it is important for senior executives to have a significant portion of their ongoing compensation tied to the interests of shareholders. The Compensation Committee has implemented equity ownership guidelines for executive officers that call for the individuals to accumulate equity ownership as follows:
Category	Value of Equity Ownership Required
CEO	5x base salary
CFO	3x base salary
Other executive officers	2x base salary
The following types of equity count towards the ownership requirement: shares held directly, vested restricted stock units (if any), and the in-the-money value of vested stock options. Individuals have five years from the date of appointment as an officer to meet the ownership requirement. If an individual does not meet the requirement within the relevant time periods, the Compensation Committee has the discretion not to make further equity grants to that person. If an individual has met their requirement but subsequently falls below due to a drop in share price, they will have 24 months to rebuild their ownership, subject to Compensation Committee discretion. All officers satisfy the equity ownership guidelines.
Post-Employment Holding Requirement
The CEO is required to hold 15,000 shares until at least one year following his last day of employment.
Clawback Policy
The board believes it is good corporate governance and in the interests of shareholders to have a recoupment or “clawback” policy concerning incentive-based compensation, specifically with regard to the company’s variable cash compensation, the POBS Plus plan. As a matter of basic fairness, the board wishes to correct for errors in the event of certain accounting restatements affecting incentive-based compensation to ensure that amounts are not erroneously awarded.
The board has adopted a clawback policy that applies to all executive officers and certain other individuals. In the event the company is required to prepare an accounting restatement due to the material noncompliance of the company with any financial reporting requirement under the securities laws (other than a restatement caused by a change in applicable accounting rules or interpretations), the board will review the specific facts and circumstances and take such actions as it considers appropriate in its sole discretion with respect to the incentive-based compensation of covered individuals as follows:
With respect to POBS Plus cash incentives, the board will determine the amount that would have been due under the restated financial results, and whether to seek reimbursement of any excess amount that was paid (net of any taxes paid but taking into account any deductions that may be taken upon repayment) for cash incentives paid within the three-year period prior to the determination of the necessary restatement.
Company Equity Hedging and Pledging Policy
The board and the company’s executive officers, and their designees, are prohibited from any transaction hedging the ownership of company securities, including trading in publicly-traded options, puts, calls, or

COMPENSATION DISCUSSION AND ANALYSIS

other derivative instruments that are directly related to company securities, and are also generally restricted from transactions pledging ownership of company securities. This policy does not apply to employees who are not executive officers.
Share Purchase Plan
Under the Share Purchase Plan, executive officers may purchase company shares using all or a portion of their cash incentive payable under the POBS Plus plan, subject to approval of the Compensation Committee. The issue price for shares under the plan will be equal to the New York Stock Exchange closing price on the date of issuance, which occurs before March 15 of each year. All shares issued pursuant to the plan are restricted for a period of five years from the date of issuance, during which time they may not be sold, assigned, transferred, or otherwise disposed of, nor may they be pledged or otherwise hypothecated, except in the case of death or disability.
Tax Equalization Agreements
The company is a party to tax equalization agreements with Messrs. Filliol, Aggersbjerg, and Keller, who are non-U.S. citizens and non-U.S. residents who pay income tax on their earnings in Switzerland. The individuals do not receive any cash benefit from the agreements, the principle of which is to leave the employee in exactly the same position (i.e., no better and no worse off) as if they had not become subject to U.S. taxation on a portion of their income. Under the tax equalization agreements, the company has agreed to pay taxes borne by these executives in respect of incremental taxation being due in the United States by virtue of their work for the company there. Because the individuals are left no better and no worse off than had they not become subject to U.S. taxation, the Compensation Committee does not believe it is appropriate to take into account the U.S. taxes paid by the company under the tax equalization agreements when determining the employees’ compensation each year. In cases where the individual’s Swiss taxes are lower as a result of the company having paid these U.S. tax amounts, the individual must make a payment to the company under the tax equalization agreement.
Employment Agreements
The company is a party to employment agreements with each of the named executive officers. These agreements provide for a base salary subject to adjustment and participation in our cash incentive plan and other employee benefit plans. Each agreement prohibits the executive from competing with the company for a period of 6-12 months after termination of employment. The agreements have no fixed term. They have an effective term of 6-12 months because they may be terminated without cause by either party and during the notice period the executive is entitled to full compensation under the agreement, including payment of base salary, target cash incentive, and continuation of benefits.
The equity compensation arrangements are separately described in the sections below entitled “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End.” The operation of the employment agreements in the context of a termination or a change in control is separately described below under “Payments Upon Termination or Change in Control.”
CEO Pay Ratio
This information is provided in accordance with the requirements of Item 402(u) of Regulation S-K and the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010.
For this disclosure we identified our median employee as of December 31, 2020, looking at compensation between January 1, 2020 and December 31, 2020. The total employee population considered was approximately 16,500 people; we did not exclude any employees. We used year-end local payroll records to identify the median employee. We did not apply any material assumptions, adjustments, or estimates, did not apply cost of living adjustments, and did not use statistical sampling.

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Filliol’s annual total compensation for 2020 was $6,331,828, as disclosed in the Summary Compensation Table below. Our median employee’s annual total compensation, calculated consistent with Summary Compensation Table rules, for 2020 was $43,097. Accordingly, the ratio of our CEO’s pay to our median employee is 147:1.
The pay ratio is influenced by the mix of geographies where the company has operations, and the nature of the work employees perform in the different countries. Approximately 40% of the company’s total workforce is located in low cost countries, including in China, India, Mexico, South East Asia, and Eastern Europe. Many of these employees are involved in assembly and manufacturing tasks, particularly in China and Mexico.
Almost all of our employees in the United States, Canada, and China are employed full-time. This is in line with industry practice in these regions. In Europe, we have a number of countries with a larger population of part-time employees (up to approximately 20 percent), in line with local practices.
Salary levels are driven by market and competitive conditions and are overseen by the Compensation Committee of the Board of Directors in the case of senior executive salaries, and by the Global Head of Human Resources in most other cases. The Compensation Committee and the Global Head of Human Resources are responsible for establishing compensation arrangements that allow the company to retain, attract, and motivate employees.
CEO Transition
On December 15, 2020, the company announced in a press release and Form 8-K filing that Olivier Filliol, after 13 years as CEO, would step down and the Board of Directors approved a CEO transition. Patrick Kaltenbach, past President of the Life Sciences Segment at Becton Dickinson, joined the company in January 2021 and will assume the CEO position from Mr. Filliol on April 1, 2021. Mr. Filliol will remain a member of the Board of Directors, and in addition, he will support the company in marketing and other organizational matters.
The company entered into a new employment agreement with Mr. Kaltenbach, dated December 14, 2020, which was attached to the Form 8-K filed on December 15, 2020. The agreement calls for an annual base salary of CHF 800,000, a target cash incentive of CHF 400,000, and equity grants upon joining the company on January 25, 2021 (restricted stock units and stock options, each with a grant date fair value of $1,500,000) and upon assuming the CEO role on April 1, 2021 (with a grant date fair value of $2,333,333, of which two thirds will be granted in the form of options and one third in the form of performance share units). Mr. Kaltenbach’s annual cash incentive and long-term incentives are further detailed in his employment agreement and are generally subject to the same terms and conditions discussed above for the other named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table(1)
Name and Principal Position	Year	Base Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Olivier A. Filliol	2020	749,266	1,860,176	0	931,960	2,790,426	6,331,828
President and Chief	2019	892,425	1,860,350	3,719,816	699,662	1,683,665	8,855,918
Executive Officer	2018	892,425	1,787,174	3,575,455	589,894	294,391	7,139,339
Shawn P. Vadala	2020	367,883	398,129	797,321	369,660	25,625	1,958,618
Chief Financial Officer	2019	386,900	398,417	797,384	255,442	25,350	1,863,493
	2018	362,500	383,542	766,711	201,371	27,100	1,741,224
Peter Aggersbjerg	2020	420,480	259,591	520,178	393,708	129,797	1,723,754
Head of Divisions and	2019	337,767	260,256	520,460	182,719	124,282	1,425,484
Operations	2018	335,213	216,338	433,647	159,159	122,997	1,267,354
Marc de La Guéronnière	2020	257,575	352,398	703,519	215,020	79,442	1,607,954
Head of EU and NA	2019	278,134	351,828	703,112	173,720	78,185	1,584,979
	2018	272,312	340,274	680,361	142,417	76,205	1,511,569
Gerhard Keller	2020	303,937	158,714	315,518	333,155	412,522	1,523,846
Head of Process Analytics	2019	320,182	158,242	316,204	209,848	246,718	1,251,194

(1)
All amounts shown were paid in Swiss francs, except amounts paid to Mr. Vadala and U.S. tax equalization payments, which were paid in U.S. dollars, and amounts paid to Mr. de La Guéronnière, which were paid in Euros. For purposes of this table, all amounts paid in Swiss francs were converted to U.S. dollars at a rate of CHF 0.9397 to $1.00, and amounts paid in Euros were converted to U.S. dollars at a rate of EUR 0.8783 to $1.00, in each case the respective average exchange rate in 2020.

(2)
Represents the aggregate grant date fair value of performance share units for each individual computed in accordance with ASC 718. The valuation assumptions associated with such awards are discussed in Note 12 to the company’s consolidated financial statements included in the Form 10-K for the fiscal year ending December 31, 2020. The following table lists the value of each officer’s award assuming the highest level of performance conditions will be achieved:

Name	Year	Maximum Value of Award ($)
Olivier A. Filliol	2020	$3,720,353
	2019	3,720,700
	2018	3,574,348
Shawn P. Vadala	2020	796,258
	2019	796,834
	2018	767,084
Peter Aggersbjerg	2020	519,182
	2019	520,512
	2018	432,677
Marc de La Guéronnière	2020	704,796
	2019	703,656
	2018	680,549
Gerhard Keller	2020	317,427
	2019	316,484

(3)
Represents the aggregate grant date fair value of stock option awards for each individual computed in accordance with ASC 718. The valuation assumptions associated with such awards are discussed in Note 12 to the company’s consolidated financial statements included in the Form 10-K for the fiscal year ending December 31, 2020.

(4)
Amounts shown are the annual cash incentive earned under the company’s POBS Plus incentive plan.

COMPENSATION DISCUSSION AND ANALYSIS

(5)
Includes tax equalization payments and other miscellaneous benefits as set out below. As described in the Compensation Discussion and Analysis above, the individuals do not receive any cash benefit from the tax equalization payments. The principle of the tax equalization is to leave the employee in exactly the same position (i.e., no better and no worse) as if they had not become subject to U.S. taxation on a portion of their income. As such, the Compensation Committee does not believe it is appropriate to include these tax equalization amounts when determining the employees’ compensation each year. Negative amounts represent payments by the individual to the company, for example as a result of lower Swiss taxes being due by virtue of the U.S. tax payments.

Miscellaneous personal benefits, none of which individually exceeds $25,000 in value unless otherwise stated, include children allowances, tax equalization calculation, the company’s contribution to certain Swiss insurances beyond what is available to all employees, the value of meals in the company cafeteria, the company’s contributions to individual retirement accounts, and allowances for expenses (in the case of Messrs. Filliol, Aggersbjerg, and Keller) and vehicles (in the case of Messrs. Vadala and de La Guéronnière). In Mr. Filliol’s case, miscellaneous benefits include a one-time service anniversary award of $52,144 in 2018.
Name	Year	Tax Equalization	Retirement Contribution	Swiss Insurance	Allowances	Miscellaneous Benefits
Olivier A. Filliol	2020	$2,535,818	$199,749	$23,387	$16,601	$14,871
	2019	1,422,570	199,749	23,254	16,601	21,491
	2018	(17,185)	198,063	22,955	16,601	73,957
Shawn P. Vadala	2020	n.a.	15,625	n.a.	10,000	0
	2019	n.a.	15,350	n.a.	10,000	0
	2018	n.a.	17,100	n.a.	10,000	0
Peter Aggersbjerg	2020	(17,966)	114,109	13,994	11,174	8,486
	2019	5,452	83,260	10,620	11,174	13,776
	2018	2,000	82,630	10,435	11,174	16,758
Marc de La Guéronnière	2020	n.a.	64,090	n.a.	15,352	0
	2019	n.a.	62,833	n.a.	15,352	0
	2018	n.a.	61,725	n.a.	14,480	0
Gerhard Keller	2020	299,288	80,466	10,554	11,174	11,040
	2019	130,000	78,925	10,289	11,174	16,330
Grants of Plan-Based Awards
	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) [POBS Plus Cash Incentive]				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Threshold ($)	Target ($)	Maximum ($)	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Olivier A. Filliol	0	446,213	1,511,768	11/05/2020	0	1,383	2,766	0	1,103.74	1,860,176
Shawn P. Vadala	0	181,800	636,300	11/05/2020	0	296	592	2,805	1,103.74	1,195,450
Peter Aggersbjerg	0	208,311	742,976	11/05/2020	0	193	386	1,830	1,103.74	779,768
Marc de La Guéronnière	0	128,293	457,579	11/05/2020	0	262	524	2,475	1,103.74	1,055,917
Gerhard Keller	0	147,254	525,208	11/05/2020	0	118	236	1,110	1,103.74	474,231

(1)
Represents the range of cash incentive payments possible under the company’s POBS Plus incentive plan in respect of the 2020 fiscal year. The maximum incentive possible is 169.4% of base salary for Mr. Filliol, 157.5% for Mr. Vadala, and 160.5% of base salary for the other named officers. The target cash incentive is 50% of base salary for Mr. Filliol and 45% of base salary for the other named officers. The actual incentive earned in each year is included in the “Summary Compensation Table” above.

(2)
Represents the range of stock awards possible under grants of performance share units made under the Mettler-Toledo International Inc. 2013 Equity Incentive Plan. Based on satisfaction of the performance conditions these awards may increase up to the maximum (200% of the target) or decrease to zero. The number of units actually received will depend on the company’s total shareholder return relative to the total shareholder return of each of the other companies in the S&P 500 Healthcare Index and the S&P 500 Industrials Index. Total shareholder return will be measured over a three-year period beginning on the date of grant. Each unit received will be settled with one share of common stock shortly after the performance period closes.

(3)
Option awards made under the Mettler-Toledo International Inc. 2013 Equity Incentive Plan. The option grants vest in five equal annual installments starting on the first anniversary of the date of grant.

(4)
The grant date fair value of the performance share units of $1,345.03 per share and of options of $284.25 per share have been computed in accordance with ASC 718. For the performance share units the company used a Monte Carlo model to determine fair value. For the options the company used the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 6 years; a risk-free interest rate of 0.34%; a volatility rate of 26%; and no dividend yield. The actual value of the performance share units and stock options may significantly differ from that calculated by these models, and depends on the company’s relative share price performance and the excess of the market value of the common stock over the exercise price at the time of exercise, respectively.

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End
	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Olivier A. Filliol							2,252	2,566,559	12,272	13,986,153
	59,930	0		$169.37	10/31/2012	10/31/2022
	47,070	0		$244.99	11/07/2013	11/07/2023
	43,430	0		$263.62	11/06/2014	11/06/2024
	38,520	0		$312.36	11/05/2015	11/05/2025
	24,172	6,043		$397.95	11/03/2016	11/03/2026
			12,678	$397.95	11/03/2016	11/03/2026
	10,383	6,922		$671.60	11/02/2017	11/02/2027
	7,536	11,304		$595.31	11/08/2018	11/08/2028
	3,788	15,152		$720.81	11/07/2019	11/07/2029
Shawn P. Vadala							287	327,088	2,630	2,997,358
	1,485	0		$169.37	10/31/2012	10/31/2022
	3,770	0		$244.99	11/07/2013	11/07/2023
	3,540	0		$263.62	11/06/2014	11/06/2024
	3,230	0		$312.36	11/05/2015	11/05/2025
	2,076	519		$397.95	11/03/2016	11/03/2026
	1,065	710		$671.60	11/02/2017	11/02/2027
	1,616	2,424		$595.31	11/08/2018	11/08/2028
	812	3,248		$720.81	11/07/2019	11/07/2029
	0	2,805		$1,103.74	11/05/2020	11/05/2030
Peter Aggersbjerg							292	332,787	1,624	1,850,840
	696	464		$671.60	11/02/2017	11/02/2027
	914	1,371		$595.31	11/08/2018	11/08/2028
	530	2,120		$720.81	11/07/2019	11/07/2029
	0	1,830		$1,103.74	11/05/2020	11/05/2030
Marc							386	439,916	2,328	2,653,175
de La Guéronnière	1,496	0		$312.36	11/05/2015	11/05/2025
	1,173	1,173		$397.95	11/03/2016	11/03/2026
	1,977	1,318		$671.60	11/02/2017	11/02/2027
	1,434	2,151		$595.31	11/08/2018	11/08/2028
	716	2,864		$720.81	11/07/2019	11/07/2029
	0	2,475		$1,103.74	11/05/2020	11/05/2030
Gerhard Keller							95	108,270	1,040	1,185,267
	404	101		$397.95	11/03/2016	11/03/2026
	474	316		$671.60	11/02/2017	11/02/2027
	632	948		$595.31	11/08/2018	11/08/2028
	322	1,288		$720.81	11/07/2019	11/07/2029
	0	1,110		$1,103.74	11/05/2020	11/05/2030

(1)
Each of the options vests ratably over five years starting from the first anniversary of the date of grant, except the performance options granted to Mr. Filliol on November 3, 2016, which vest on March 1, 2022 only if the company achieves 12% compound annual growth in its fully diluted earnings per share, subject to certain adjustments, between January 1, 2017 and December 31, 2021.

(2)
For Messrs. Filliol, Vadala, Aggersbjerg, and de La Guéronnière includes performance share units (PSUs) granted on November 2, 2017, which vested January 8, 2021. For Messrs. Aggersbjerg and Keller includes unvested restricted stock units (RSUs) as follows, which vest ratably over five years from the first anniversary of the date of grant. The market value figures shown above are calculated using the closing share price of $1,139.68 on December 31, 2020.

COMPENSATION DISCUSSION AND ANALYSIS

Name	Grant Type	Grant Date	Unvested Units (#)
Peter Aggersbjerg	RSU	02/04/2016	48
	RSU	11/03/2016	56
Gerhard Keller	RSU	11/03/2016	46
	RSU	11/02/2017	49

(3)
Includes PSUs that have a three-year performance period from the grant date and vest each January following satisfaction of the performance criteria. Unearned units shown are the maximum award possible under each grant. The market value figures shown above are calculated using the closing share price of $1,139.68 on December 31, 2020.

Name	Grant Type	Grant Date	Unearned Units (#)
Olivier A. Filliol	PSU	11/08/2018	4,874
	PSU	11/07/2019	4,632
	PSU	11/05/2020	2,766
Shawn P. Vadala	PSU	11/08/2018	1,046
	PSU	11/07/2019	992
	PSU	11/05/2020	592
Peter Aggersbjerg	PSU	11/08/2018	590
	PSU	11/07/2019	648
	PSU	11/05/2020	386
Marc de La Guéronnière	PSU	11/08/2018	928
	PSU	11/07/2019	876
	PSU	11/05/2020	524
Gerhard Keller	PSU	11/08/2018	410
	PSU	11/07/2019	394
	PSU	11/05/2020	236
Option Exercises and Stock Vested in Fiscal 2020
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Net Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Olivier A. Filliol	65,990	39,161,455	3,716	2,961,912
Shawn P. Vadala	3,840	2,900,547	517	425,579
Peter Aggersbjerg	—	—	103	95,467
Marc de La Guéronnière	13,938	8,555,414	572	455,924
Gerhard Keller	859	562,008	124	133,631
Payments Upon Termination or Change in Control
The named executive officers are not entitled to any payment upon a change in control or upon termination of employment, regardless of the type of termination.
The company may terminate the employment of each of the named executive officers after giving the requisite 6-12 months’ notice, except for Mr. Filliol as further explained in the amendment agreement, which the company and Mr. Filliol executed on December 14, 2020. Named executive officers continue receiving their base salary, cash incentive, and benefits during the contractual notice period. Equity grants continue to vest as scheduled so long as an individual remains employed. Named executive officers forfeit unvested equity grants, and vested equity grants in a termination for cause, on the last day of employment.

COMPENSATION DISCUSSION AND ANALYSIS

Stock option grants to the named executive officers do not accelerate and do not vest automatically upon a change in control, except for option grants made in 2016 and 2017 for Mr. Filliol and Mr. Vadala. The table below shows the value of those options that are still subject to accelerated vesting, assuming a change of control event occurred as of December 31, 2020. The expense associated with this acceleration is the same as absent a change in control, but would be incurred by the company earlier than over the normal course of the vesting period. The values shown below are calculated as the difference between $1,139.68, the share price on December 31, 2020, and the respective exercise price.
Name	Net Value of Accelerated Unvested Stock Options
Olivier A. Filliol	$17,125,977
Shawn P. Vadala	717,295
Peter Aggersbjerg	0
Gerhard Keller	0
Marc de La Guéronnière	0
A prorated portion of performance share units granted to named executive officers, whose vesting is described in the Compensation Discussion and Analysis above, would vest based upon the actual performance level achieved through the date of a change in control. Assuming a change of control event occurred as of December 31, 2020 that resulted in consideration per share equal to the share price on December 31, 2020 and the highest level of performance conditions were achieved, the named executive officers would receive the following values for their performance share units: Mr. Filliol $5,462,866; Mr. Vadala $1,171,591; Mr. Aggersbjerg $694,445; Mr. de La Guéronnière $1,037,869; and Mr. Keller $461,191.

COMPENSATION COMMITTEE REPORT

The Compensation Committee assists the board in reviewing and monitoring the compensation of the company’s executives. The Compensation Committee operates pursuant to a written charter, a copy of which can be found on the company’s website at www.mt.com under “About Us / Investor Relations / Corporate Governance.”
The Compensation Committee is responsible for establishing compensation arrangements that allow the company to retain, attract, and motivate employees. The Compensation Committee reviews the company’s total compensation budget, and sets the annual compensation of the company’s executive officers, including the Chief Executive Officer. It also evaluates and sets the compensation of the directors. In carrying out its duties, the Compensation Committee receives input and recommendations from the Board Chair, Head of Human Resources, and the Chief Executive Officer regarding the amount and form of executive and director compensation.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. On the basis of such review and discussions, the Compensation Committee recommended to the Board of Directors, and the board approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted by the members of the
Compensation Committee:
Thomas P. Salice, Chair
Richard Francis
Michael A. Kelly

PROPOSAL THREE:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the shareholders of the company are entitled to vote at the annual meeting to approve the compensation of the company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Act and the Exchange Act.
As described more fully in the Compensation Discussion and Analysis section of this proxy statement and accompanying tables and narratives, our compensation program consists of three main elements: base salary, an annual cash incentive, and long-term incentive compensation. Our goal is to ensure that the three main elements of compensation are carefully considered and fair, and that executives are motivated to further the interests of shareholders, both short-term and long-term. The company has in the past sought approval from shareholders regarding the incentive plans that we use to motivate, retain, and reward our executives. Those incentive plans, including the POBS Plus Incentive System for Group Management and the 2013 Equity Incentive Plan, make up a majority of the pay that the company provides to our executives.
We have a long track record of delivering superior results for our shareholders. In the 20-year period ending December 31, 2020, the company’s total return to shareholders has been 1996%, compared with 322% for the S&P 500. Our executive compensation programs have played a material role in our ability to drive strong financial results and attract and retain a highly qualified team to run the company.
We believe our executive compensation programs are transparent, consistent with current best practices, appropriately benchmarked to peers, and effective in supporting our company and our business objectives.
•
Our compensation programs are substantially tied to the achievement of key business objectives and to long-term shareholder returns.

•
Both our short-term and our long-term incentives are performance-based.

•
Performance is objectively measured.

•
Targets are set at challenging levels.

•
Stock options granted to executives have a ten-year term and vest over five years, which helps management focus on sustainable and long-term value creation.

•
We carefully monitor the compensation of executives from companies of similar size and complexity to help us to ensure our programs are within the range of market practices.

The company seeks your advisory vote on our executive compensation programs. Shareholder advisory votes on our executive compensation programs will occur annually. After the 2021 Annual Meeting of Shareholders, the next such shareholder advisory vote will occur at the 2022 Annual Meeting of Shareholders. We ask that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables and narratives contained in this proxy statement. Because your vote is advisory, it will not be binding on the Board of Directors. However, the board will review the voting results and take such results into consideration when making future decisions regarding executive compensation. An abstention shall not count as a vote cast with respect to this proposal. We ask our shareholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation and disclosure rules of the Securities and Exchange Commission.

PROPOSAL FOUR:
APPROVAL OF THE METTLER-TOLEDO INTERNATIONAL INC. 2013 EQUITY
INCENTIVE PLAN (AMENDED AND RESTATED EFFECTIVE AS OF MAY 6, 2021)

Background
Shareholders last approved an equity plan at the 2013 Annual Meeting of Shareholders, where the Mettler-Toledo International Inc. 2013 Equity Incentive Plan (the “2013 Plan”) was approved. The 2013 Plan is scheduled to terminate in 2023.
The Board of Directors is requesting that the shareholders vote in favor of amending and restating the 2013 Plan, which would extend the 2013 Plan until the tenth anniversary of the 2021 Annual Meeting, among other changes described below. If this proposal is approved, the term of the amended and restated 2013 Plan (the “Amended and Restated Plan”) will extend to 2031. If not approved, the 2013 Plan will continue until its termination in 2023. Approval of the Amended and Restated Plan is necessary to allow the company to carry on without interruption its compensation strategies outlined in the Compensation Discussion and Analysis above. The full text of the Amended and Restated Plan is set out in Appendix A.
We believe the Amended and Restated Plan will enable us to achieve our stated compensation objectives specifically with respect to the following:
•
to align management’s long-term interests with the long-term interests of shareholders;

•
to reward employees for creating long-term sustainable value for shareholders; and

•
to attract and retain talented employees.

Amended and Restated Plan Highlights
The Amended and Restated Plan is an amended version of the 2013 Plan, with updates and enhancements to reflect best practices that have emerged since the adoption of the 2013 Plan. The Amended and Restated Plan highlights include the following:
Description of the Key Proposed Changes
•
Extend the Duration of the Plan.   Under the 2013 Plan, no awards may be granted after the plan’s expiration in 2023. Under the Amended and Restated Plan, awards may be granted through May 5, 2031.

•
Increase in Share Reserve.   Approval of the Amended and Restated Plan will result in the approval of an additional 921,913 shares available for grants of equity awards. The additional shares will be added to the 2,078,087 shares that remained available for future grants under the 2013 Plan as of February 26, 2021.

•
Minimum Vesting on Awards.   The minimum vesting provision will be expanded to apply to all awards and revised so that no portion of any award may vest prior to the first anniversary of the grant date of such award, subject to certain exceptions.

•
Deferral of Dividends Paid on Awards of Restricted Stock, Performance-Based Restricted Stock and Related Dividend Equivalent Rights.   The Amended and Restated Plan will provide that dividends paid on shares of restricted stock and performance-based restricted stock with respect to which the restrictions thereon have not lapsed must be deferred until such restrictions have lapsed. This deferral will also apply to dividend equivalent rights granted in tandem with any other award.

•
Director Compensation Limits.   The Amended and Restated Plan will limit the value of shares subject to stock awards that can be granted to any of our non-employee directors during a fiscal year, taken together with any cash fees earned by such non-employee director during such calendar year for service on the Board, to $700,000 ($1,400,000 for the Board Chair) in total value (based on the grant date fair value of such stock awards for financial reporting purposes).

•
Treatment of Awards upon a Change in Control.   The Amended and Restated Plan will specify that, unless otherwise provided in an award agreement, vesting in connection with a change in control will

PROPOSAL FOUR:
APPROVAL OF THE METTLER-TOLEDO INTERNATIONAL INC. 2013 EQUITY
INCENTIVE PLAN (AMENDED AND RESTATED EFFECTIVE AS OF MAY 6, 2021)

be “double trigger” (i.e. upon the termination of a grantee’s employment or service relationship within twenty-four months following a change in control).
•
Removal of Certain Provisions in the 2013 Plan Previously Necessary to Qualify Awards as “Performance-Based Compensation” under Section 162(m) of the Code.   Certain provisions in the 2013 Plan that were previously required in order to qualify awards as “performance-based compensation” under Section 162(m) of the Code have been removed since the tax benefits of the performance-based compensation exemption was eliminated by the Tax Cuts and Jobs Act of 2017. While the Compensation Committee of the Board does not have any current intent to substantially change its grant practices as to the mix of awards it grants or its use of performance-based vesting criteria for performance-based awards, it has determined that these limitations on its ability to grant and administer such awards are unnecessary in light of the change in tax laws.

Our Equity Compensation Program
The Amended and Restated Plan continues to reflect responsible equity compensation practices.
•
Shares tendered or held back for taxes will not be added back to the reserved pool under the Amended and Restated Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares that we reacquire on the open market with the proceeds of an options exercise will not be added to the reserved pool.

•
Stock options and stock appreciation rights may not be granted below fair market value and will not be repriced in any manner without shareholder approval.

•
The Amended and Restated Plan does not include an “evergreen” provision (i.e., no automatic annual share reserve increase is permitted).

•
The number of shares subject to awards that may be issued in any year to an individual is limited.

•
Awards granted under the Amended and Restated Plan are subject to our executive compensation recoupment (or clawback) policy.

•
The term of the Amended and Restated Plan is fixed and will expire on May 5, 2031.

We manage our equity incentive program thoughtfully and with a focus on long-term shareholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee of the Board (the “Committee”) carefully monitors our annual net burn rate, total dilution, and equity expense in order to maximize shareholder value by granting only the appropriate number of equity incentive awards that it believes are necessary to attract, reward, and retain employees, officers, and non-employee directors. The following table shows our historical dilution and annual burn rate percentages:
As of the year ended:	December 31, 2020	December 31, 2019	December 31, 2018
Stock options, RSUs and PSUs outstanding	522,540	666,883	909,896
Common Stock Outstanding	23,471,841	24,125,317	24,921,963
Dilution(1)	2.23%	2.76%	3.65%
For the year ended:	December 31, 2020	December 31, 2019	December 31, 2018
Stock options granted	16,273	42,676	43,943
Full-value shares granted	10,975	16,255	21,292
Total shares granted	27,248	58,931	65,235
Wtd. Avg. Common shares	23,882,648	24,567,609	25,215,674
Gross Burn Rate(2)	0.11%	0.24%	0.26%

(1)
Dilution is the sum of all outstanding equity awards, divided by common shares outstanding.

(2)
Gross Burn Rate is the sum of all stock options, RSUs, PSUs, and director stock awards granted, divided by weighted average common shares outstanding.

PROPOSAL FOUR:
APPROVAL OF THE METTLER-TOLEDO INTERNATIONAL INC. 2013 EQUITY
INCENTIVE PLAN (AMENDED AND RESTATED EFFECTIVE AS OF MAY 6, 2021)

The Cost of the Company’s Equity Compensation Program
The cost of the company’s equity compensation program is reasonable when compared to our peers. Based on the company’s share price of $1,116.05 on February 26, 2021, and assuming the company only makes use of full value awards, the cost of the plan would be approximately $1.674 billion and would represent approximately 6% of the company’s market capitalization.
Key Terms of the Amended and Restated Plan
Following is a summary of the material terms of the Amended and Restated Plan. This summary, however, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Amended and Restated Plan, a copy of which is attached to this proxy statement as Appendix A.
Shares Authorized.   3,000,000 shares of the company’s common stock (consisting of 2,078,087 shares initially authorized under the 2013 Plan, plus the additional 921,913 shares being approved in connection with the Amended and Restated Plan) are authorized. In addition, any shares subject to awards granted under Prior Plans (as defined in the Amended and Restated Plan) that, but for the termination of such plan, would have become available for grants thereunder by reason of expiration or termination of such awards have been or will be added to the available shares under the Amended and Restated Plan.
Shares Available for Future Grants.   As of February 26, 2021, there were 2,078,087 shares available for future awards under the 2013 Plan and with the additional 921,913 shares being added pursuant to the Amended and Restated Plan, there will be a total of 3,000,000 shares available for future grants under the Amended and Restated Plan. The maximum number of shares that may be awarded as incentive stock options is 100,000.
Fungible Share Counting.   Upon the exercise of an option or stock appreciation right (other than a stock appreciation right settled entirely in cash), one share for each share subject to the award or portion thereof being exercised shall be counted for purposes of this share limitation and each share issued pursuant to any other type of award shall be counted as two shares.
Re-Use of Shares From Terminated Awards.   Shares subject to awards granted under the Amended and Restated Plan that have been canceled, expired, forfeited, or otherwise not issued under the award and shares subject to awards settled in cash shall not count as shares issued under the Amended and Restated Plan, and can be reused for grant. Notwithstanding the foregoing, the following shares will not be added back (or, with respect to awards under Prior Plans, will not be added) to the aggregate number of shares available for issuance: (i) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) shares delivered to or withheld by the company to pay the exercise price of an option, or (iii) shares delivered to or withheld by the company to pay the withholding taxes related to any award under the Amended and Restated Plan or an option or a stock appreciation right or other award granted under a Prior Plan.
Individual Annual Limits.   Excluding non-employee directors, no participant may be granted options or stock appreciation rights in any calendar year in respect of more than 300,000 shares, or other awards (other than performance units which are not denominated in shares) in any calendar year in respect of more than 100,000 shares, and the maximum dollar amount that any Eligible Individual, other than a non-employee director, may receive in respect of performance units granted in any calendar year period may not exceed the Fair Market Value of 50,000 Shares as of the first trading day of the calendar year.
Director Annual Limits.   The aggregate fair value of all awards granted to an individual non-employee director in any calendar year (based on the grant date fair value of such awards for financial reporting purposes), together with the amount of cash compensation paid to such director in that calendar year, shall not exceed $700,000, or $1,400,000 for the Board Chair.

PROPOSAL FOUR:
APPROVAL OF THE METTLER-TOLEDO INTERNATIONAL INC. 2013 EQUITY
INCENTIVE PLAN (AMENDED AND RESTATED EFFECTIVE AS OF MAY 6, 2021)

Administration.   The Amended and Restated Plan will be administered by the Committee. The Committee will select the individuals who are eligible for awards, determine the number of shares or amount of cash subject to each award, establish the terms, conditions and other provisions of the awards, and construe and interpret the terms of the Amended and Restated Plan and all awards granted thereunder. The Committee’s determinations under the Amended and Restated Plan need not be uniform among participants who receive awards and the Committee may make non-uniform and selective determinations and may enter into non-uniform and selective award agreements with participants.
All decisions made by the Committee will be final, binding, and conclusive. No member of the Committee will be liable for any action, failure to act, determination, or interpretation made in good faith relating to the Amended and Restated Plan or any transaction under the Amended and Restated Plan.
The composition of the Committee is intended to permit the awards under the Amended and Restated Plan to qualify for exemption under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.
Eligible Participants.   The Committee may select participants from among the directors, officers, and employees of the company and its subsidiaries. Participants may also include individuals to whom the company or a subsidiary has extended a written offer of employment. As of the date of this proxy statement, there are 7 non-employee directors, 7 executive officers, and approximately 16,500 other employees who would be eligible to receive awards under the Amended and Restated Plan (i.e., all employees of the company and its subsidiaries).
Award Types.
•
Stock Options (Nonqualified and Incentive)

•
Stock Appreciation Rights

•
Dividend Equivalent Rights

•
Restricted Stock, and Restricted Stock Units

•
Performance Awards (Performance Units, Performance Share Units and Performance- Based Restricted Stock) (collectively “Performance Awards”)

•
Shares Awards

Stock Options.   The exercise price of options may not be less than 100% of the fair market value of a share on the date of grant.
The Committee may grant non-qualified and incentive stock options to participants. Non-qualified stock options are options to purchase shares of common stock, which do not qualify for the special tax treatment accorded to incentive stock options under Section 422 of the Code. Incentive stock options are options to purchase shares of common stock, which are intended to qualify for the special tax treatment accorded to incentive stock options under Section 422 of the Code.
The exercise price for any shares subject to an option shall be paid in any of the following forms, or a combination thereof: (i) cash, (ii) the transfer to the company of shares that have been held by the grantee for at least six months (or such lesser period as may be permitted by the Committee) prior to the exercise of the option; provided, that the Committee may determine in the case of options that the exercise price shall be paid only in cash. The Committee may also permit payment of the exercise price (i) by share withholding or (ii) through a broker-assisted cashless exercise.
Subject to the terms of the Amended and Restated Plan, the terms and conditions of options, which include but are not limited to, exercise price, vesting, treatment of the award upon termination of employment, and expiration of the option, will be set forth in an award agreement.

PROPOSAL FOUR:
APPROVAL OF THE METTLER-TOLEDO INTERNATIONAL INC. 2013 EQUITY
INCENTIVE PLAN (AMENDED AND RESTATED EFFECTIVE AS OF MAY 6, 2021)

Stock Appreciation Rights.   The Committee may grant stock appreciation rights to participants under the Amended and Restated Plan, the terms and conditions of which will be set forth in an award agreement. Stock appreciation rights may be exercised at such times and be subject to such terms and conditions as the Committee may impose.
A stock appreciation right entitles the participant to surrender any then exercisable portion of the stock appreciation right in exchange for an amount equal to the product of (i) the excess of the fair market value of a share of the company’s common stock on the date preceding the date of surrender over the fair market value of a share of the company’s common stock on the date the stock appreciation right was issued or such greater amount determined by the Committee at the time of grant, and (ii) the number of shares of the company’s common stock with respect to which the stock appreciation right is being exercised.
Dividend Equivalent Rights.   The Committee may grant dividend equivalent rights either in tandem with an award (other than Restricted Stock, Performance-Based Restricted Stock, Options, or Stock Appreciation Rights) or as a separate award under the Amended and Restated Plan, the terms and conditions of which will be specified in an award agreement. Amounts payable in respect of dividend equivalent rights granted in tandem with an award may not be paid until the vesting, exercise, payment, settlement or other lapse of restrictions on the award to which the dividend equivalent rights relate.
Restricted Stock and Restricted Stock Units.   The Committee may, in its discretion, grant awards of restricted stock and restricted stock units under the Amended and Restated Plan, the terms and conditions of which will be set forth in an award agreement. In the case of restricted stock, unrestricted shares will be delivered when the restrictions lapse and, unless the Committee determines otherwise at the time of grant, a grantee of shares of restricted stock will have full voting rights and other rights as a shareholder, including rights to receive dividends and other distributions, provided that dividends paid on shares of restricted stock with respect to which the restrictions thereon have not lapsed shall be deferred until such restrictions have lapsed. Restricted stock awards may also be granted subject to performance-based vesting conditions, as more fully described below.
In the case of restricted stock units, each unit represents the right of the participant to receive a payment upon vesting equal to the fair market value of a share as of the vesting date or such other date determined by the Committee (subject to any payment limitations that may be imposed by the Committee). The Committee may provide for the settlement of restricted stock units in cash or shares having a fair market value equal to the payment to which the participant has become entitled or in a combination of cash and shares.
Share Awards.   The Committee may grant share awards under the Amended and Restated Plan, the terms and conditions of which will be set forth in an award agreement. Such awards may be made as additional compensation for services rendered or in lieu of cash or other compensation to which the participant is entitled.
Minimum Vesting for Certain Awards.   No portion of any award will vest prior to the first anniversary of grant (or, in the case of an award to a non-employee director, if earlier, the date of the first annual meeting held after the grant date that is at least fifty weeks after the immediately preceding year’s annual meeting). This vesting requirement applies to all awards except: (i) awards granted, in the aggregate, for up to five percent of the maximum number of shares reserved for issuance under the Amended and Restated Plan; and (ii) share awards delivered in lieu of fully-vested cash incentive awards. The Committee may, in its discretion, waive any such minimum vesting conditions applicable to awards in circumstances that the Committee deems extraordinary, including but not limited to, the participant’s death, disability or retirement, or in connection with a Transaction or change in control.
Performance Awards.   The Committee may grant awards of performance units, performance share units and performance-based restricted stock (collectively, “Performance Awards”) under the Amended and Restated Plan, the terms and conditions of which will be set forth in an award agreement. Performance Awards will be earned only if performance goals established for the performance cycle are met.

PROPOSAL FOUR:
APPROVAL OF THE METTLER-TOLEDO INTERNATIONAL INC. 2013 EQUITY
INCENTIVE PLAN (AMENDED AND RESTATED EFFECTIVE AS OF MAY 6, 2021)

Performance Units.   Performance units are denominated in a specified dollar amount and, contingent upon the attainment of specified performance objectives during the performance cycle and such other conditions determined by the Committee, represent the right to receive a payment in cash or shares equal to a specified dollar amount or a percentage of the specified dollar amount, depending on the level of performance attained (and subject to any payment limitations that may be imposed by the Committee).
Performance Share Units.   Performance share units are denominated in shares and, contingent upon the attainment of specified performance objectives during the performance cycle and such other conditions determined by the Committee, represent the right to receive a payment in cash or shares equal to the fair market value of a share on the date of vesting or any other date specified by the Committee or a percentage of such amount, depending on the level of performance attained (and subject to any payment limitations that may be imposed by the Committee).
Performance-Based Restricted Stock.   Shares of performance-based restricted stock shall become vested and the restrictions thereon will lapse based upon the attainment of specified performance objectives during the performance cycle and such other conditions determined by the Committee, depending on the level of performance attained. Unrestricted shares will be delivered when the restrictions lapse and, unless the Committee determines otherwise at the time of grant, a grantee of shares of performance-based restricted stock will have full voting rights and other rights as a shareholder, including rights to receive dividends and other distributions, provided that dividends paid on shares of performance-based restricted stock with respect to which the restrictions thereon have not lapsed shall be deferred until such restrictions have lapsed.
Performance Objectives.   Performance Awards awarded under the Amended and Restated Plan may be made subject to the attainment of performance goals established by the Committee. Performance criteria may be used to measure the performance of the company as a whole or a business unit, business segment, division, or the grantee either individually, alternatively or in any combination, in each case as specified by the Committee. The Committee may adjust performance criteria to reflect the impact of specified corporate transactions, accounting or tax law changes, or other extraordinary or nonrecurring events.
Duration of Awards.   The Committee has the discretion to determine the term of options and stock appreciation rights granted under the Amended and Restated Plan. However, the term cannot exceed 10 years for options and stock appreciation rights, except that the Committee may provide that an option or stock appreciation right may be exercised during the six month period following the grantee’s death, even if that extends beyond the 10 year term.
Transferability.   Options and stock appreciation rights are not transferable except as provided by will or the laws of descent and distribution or a qualified domestic relations order, or as the Committee may determine at or after grant. Dividend equivalent rights, restricted stock, restricted stock units, Performance Awards, and other share-based awards may not be sold, transferred, or otherwise disposed of and shall not be pledged or otherwise hypothecated.
Change in Control.   Unless otherwise provided in an award agreement, in the event that a grantee’s employment or service relationship with the company and its subsidiaries is terminated without cause within twenty-four months following a change in control (as defined in the Amended and Restated Plan), grants of options, stock appreciation rights, restricted stock units, restricted stock, and Share Awards will become exercisable and vested. In addition and notwithstanding any shorter period set forth in the applicable award agreement, all of such grantee’s options and stock appreciation rights will remain exercisable until the earlier of (x) the first anniversary of the grantee’s termination or (y) the expiration of the term of the award.
Unless otherwise provided in an award agreement, in the event that a grantee’s employment or service relationship with the company and its subsidiaries is terminated without cause within twenty-four months following a change in control, the grantee’s Performance Awards will vest as if performance objectives were met at the maximum level and participants will be entitled to a cash payment in respect of performance units and performance share units.

PROPOSAL FOUR:
APPROVAL OF THE METTLER-TOLEDO INTERNATIONAL INC. 2013 EQUITY
INCENTIVE PLAN (AMENDED AND RESTATED EFFECTIVE AS OF MAY 6, 2021)

Amendment and Termination of the Amended and Restated Plan.   The Board of Directors has the right to terminate or amend the Amended and Restated Plan at any time so long as doing so does not impair or adversely alter any outstanding awards or shares acquired under the plan without the award holder’s consent. In addition, the Board may not amend the plan absent shareholder approval to the extent such approval is required by applicable law, regulation, or exchange requirement. In the absence of any earlier termination, the Amended and Restated Plan will terminate on the day preceding the tenth anniversary of May 6, 2021; provided that no incentive stock option may be granted after the day preceding the tenth anniversary of the date the Amended and Restated Plan was adopted by the Board.
No Repricing without Shareholder Approval.   Without the approval of the company’s shareholders, the Committee shall have no authority (i) to make any adjustment (other than in connection with a stock dividend, recapitalization, or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an option or stock appreciation right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, or (ii) to cancel for cash or other consideration any option or stock appreciation right whose per Share exercise price is greater than the then Fair Market Value of a Share, unless, in either case, the company’s shareholders shall have approved such adjustment or amendment or cancellation.
Forfeiture Events; Clawback.   The Committee may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, clawback, or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture conditions that apply to the award.
Adjustments.   In the event of a Change in Capitalization (as defined in the Amended and Restated Plan), the Committee shall conclusively determine appropriate adjustments, if any, to the Amended and Restated Plan, including adjustments in the maximum number of shares subject to the Amended and Restated Plan and which may be granted to a participant in a calendar year, to any numerical or share limitations contained in the Amended and Restated Plan, to the number and class of shares subject to awards and, if applicable, the exercise price and other numerical limitations, and to awards made under the Amended and Restated Plan. In addition, in the event of a merger or consolidation of the company, awards may be treated as provided for in the agreement entered into by the company in connection with such transaction or may be converted into awards in respect of the consideration received by shareholders in the transaction.
Non-Exclusivity of the Plan.   Adoption of the Amended and Restated Plan does not limit the power of the Board of Directors to adopt any other incentive arrangements.
U.S. Federal Income Tax Consequences Relating to Issuance and Exercise of Options.
Nonqualified Stock Options.   An optionee does not recognize taxable income upon the grant of a nonqualified stock option. Upon the exercise of such options, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the nonqualified stock option on the date of exercise exceeds the exercise price. The company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option.
Incentive Stock Options.   An optionee does not generally recognize taxable income upon the grant or exercise of an incentive stock option. Upon the sale of incentive stock option shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the incentive stock option shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rate if the optionee does not dispose of the stock within 2 years after the date of the grant of the incentive stock option and has held the shares for at least 1 year after the date of exercise. In such case, the company is not entitled to a federal income tax deduction.
If an optionee sells incentive stock option shares before having held them for at least 1 year after the date of exercise and 2 years after the date of grant, the optionee recognizes ordinary income to the extent of the

PROPOSAL FOUR:
APPROVAL OF THE METTLER-TOLEDO INTERNATIONAL INC. 2013 EQUITY
INCENTIVE PLAN (AMENDED AND RESTATED EFFECTIVE AS OF MAY 6, 2021)

lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the incentive stock option shares prior to disposition. In the year of disposition, the company receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disposition.
The exercise of incentive stock options may in some cases trigger liability for the alternative minimum tax.
New Plan Benefits
Directors, Officers, and Employees of the company and its subsidiaries, as well as any individuals to which the company and its subsidiaries have extended a written offer of employment, are eligible to participate in the Amended and Restated Plan. As of February 26, 2021, approximately 16,514 individuals are currently eligible to participate in the plan, which includes 7 executive officers, approximately 16,500 employees who are not executive officers, and 7 non-employee directors.
All awards in future periods are made at the discretion of the Committee and our Board. As such, the benefits and amounts that will be received or allocated under the Amended and Restated Plan to such persons are not determinable at this time. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended and Restated Plan, the following table provides information concerning the benefits that were received in 2020 by (i) each Named Executive Officer, (ii) all current executive officers who are not Named Executive Officers, as a group, (iii) all current directors who are not executive officers, as a group, and (iv) all current employees who are not executive officers, as a group. See the Compensation Discussion and Analysis above for further details, including dollar value calculation details.
Name and Position	Stock Awards	Dollar Value of Stock Awards ($)	Restricted Stock/RSUs	Dollar Value of Restricted Stock/RSUs ($)	Options	Dollar Value of Options ($)	PSUs	Dollar Value of PSUs ($)
Oliver A. Filliol President and Chief Executive Officer	0	0	0	0	0	0	1,383	1,860,176
Shawn P. Vadala Chief Financial Officer	0	0	0	0	2,805	797,321	296	398,129
Peter Aggersbjerg Head of Divisions and Operations	0	0	0	0	1,830	520,178	193	259,591
Marc de La Guéronnière Head of European and North American Market Organizations	0	0	0	0	2,475	703,519	262	352,398
Gerhard Keller Head of Process Analytics	0	0	0	0	1,110	315,518	118	158,714
Executive Group	0	0	0	0	825	234,506	87	117,018
Non-Executive Director Group	508	563,044	0	0	3,068	872,079	0	0
Non-Executive Officer Employee Group	0	0	7,777	8,583,786	4,160	1,182,480	351	472,106
Market Value
On February 26, 2021, the closing price of Mettler-Toledo International Inc.’s common stock was $1,116.05.

PROPOSAL FOUR:
APPROVAL OF THE METTLER-TOLEDO INTERNATIONAL INC. 2013 EQUITY
INCENTIVE PLAN (AMENDED AND RESTATED EFFECTIVE AS OF MAY 6, 2021)

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2020, about shares of our common stock outstanding and available for issuance under our existing equity compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2020(1)	Weighted-average exercise price of outstanding options, warrants and rights as of December 31, 2020(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	474,103	$400.21	2,080,274
Equity compensation plans not approved by security holders	0	0	0
Total	474,103	$400.21	2,080,274

(1)
Includes the following types of awards: stock options.

(2)
The weighted average exercise price does not take into account awards that do not have an exercise price.

(3)
Includes the number of shares remaining for future issuance under the Mettler-Toledo International Inc. 2013 Equity Incentive Plan. If the Amended and Restated Plan Is approved, the number of shares available under the plan would increase to 3,000,000 shares.

Vote Required
Approval of this proposal requires the affirmative vote of holders of a majority of the shares of our common stock represented at the meeting, in person or by proxy, and voting on the proposal.
Broker non-votes will not be counted as votes cast and, therefore, will have no impact on the approval of the proposal. Abstentions will be counted as voting on the proposal, giving abstentions the effect of votes cast against the proposal.
The Board of Directors recommends that you vote FOR adoption of the Amended and Restated Plan. Proxies will be voted “FOR” adoption of the Amended and Restated Plan unless otherwise specified in the proxy.

SHARE OWNERSHIP

This table shows how much of the company’s common stock is owned by directors, executive officers, and owners of more than 5% of the company’s common stock as of the record date March 8, 2021 (December 31, 2020 in the case of 5% shareholders):
	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent
5% Shareholders:
The Vanguard Group.	2,591,432	10.9%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.	1,808,118	7.6%
55 East 52nd Street New York, NY 10055
WCM Investment Management.	1,403,182	5.9%
281 Brooks Street Laguna Beach, CA 92651
	Direct	Indirect(2)	Total
	Number			Percent
Directors:
Robert F. Spoerry(3)	238,125	35,487	273,612	1.2%
Wah-Hui Chu(4)	3,206	8,633	11,839	*
Domitille Doat-Le Bigot	41	0	41	*
Olivier A. Filliol	18,531	229,829	248,360	1.1%
Elisha W. Finney	196	1,179	1,375	*
Richard Francis	433	2,011	2,444	*
Michael A. Kelly	1,557	5,825	7,382	*
Thomas P. Salice(5)	91,401	4,341	95,742	*
Named Executive Officers:
Shawn P. Vadala	4,900	16,594	21,494	*
Peter Aggersbjerg	648	2,140	2,788	*
Marc de La Guéronnière	6,943	6,796	13,739	*
Gerhard Keller	124	958	1,082	*
All Directors and Executive Officers as a Group (14 persons):	366,279	329,282	695,561	3.0%

*
The percentage of shares of common stock beneficially owned does not exceed one percent of the outstanding shares.

(1)
Calculations of percentage of beneficial ownership are based on 23,320,835 shares of common stock outstanding on March 8, 2021. Information regarding 5% shareholders is based solely on Schedule 13Gs filed by the holders. For the directors and officers, the calculations assume the exercise by each individual of all options for the purchase of common stock held by such individual that are exercisable within 60 days of the date hereof.

(2)
Represents shares subject to stock options that are exercisable within 60 days.

(3)
Includes 221,826 shares held by Mr. Spoerry’s children (with respect to which Mr. Spoerry has beneficial ownership, including full voting and dispositive control) and 10,000 shares held by Mr. Spoerry’s spouse.

(4)
Includes 1,000 shares held by M&W Consultants Limited, in which Mr. Chu has voting and investment power.

(5)
Includes 26,555 shares held by a family foundation and over which Mr. Salice shares voting and investment power with his spouse as trustees, and 20,927 shares owned by a limited liability company in which Mr. Salice has voting and investment power. Mr. Salice disclaims beneficial ownership of the shares held by the family foundation and the limited liability company except to the extent of his pecuniary interests therein.

ADDITIONAL INFORMATION

Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised of Messrs. Salice, Francis, and Kelly, none of whom were officers or employees of the company or its subsidiaries or had any relationship requiring disclosure by the company under Item 404 of the Securities and Exchange Commission’s Regulation S-K during 2020. No interlocking relationship exists between the members of Mettler-Toledo’s Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.
Availability of Form 10-K and Annual Report to Shareholders
The company’s Annual Report to shareholders for the fiscal year ended December 31, 2020, including consolidated financial statements, accompanies this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.
The Annual Report is available on the company’s website at www.mt.com under “About Us / Investor Relations / Annual Report.” Upon written request, the company will furnish, without charge, to each person whose proxy is being solicited a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC. Requests in writing for copies of any such materials should be directed to Investor Relations, Mettler-Toledo International Inc., 1900 Polaris Parkway, Columbus, Ohio 43240-2020, USA, telephone +1 614 438 4748.
Electronic Delivery of Annual Report and Proxy Statement
If you wish to receive future annual reports, proxy statements and other materials, and shareholder communications electronically via the Internet, please follow the directions on your proxy card for requesting such electronic delivery. An election to receive materials electronically will continue until you revoke it. You will continue to have the option to vote your shares by mail, by telephone, or via the Internet.
How to Submit Shareholder Proposals
Shareholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. To be considered, proposals must be submitted on a timely basis. We must receive proposals for next year’s annual meeting no later than November 15, 2021. Proposals and questions related thereto should be submitted in writing to the Secretary of the company. Proposals may be included in the proxy statement for next year’s annual meeting if they comply with certain rules and regulations promulgated by the SEC and in connection with certain procedures described in our by-laws, a copy of which may be obtained from the Secretary of the company. Any proposal submitted outside the processes of these rules and regulations will be considered untimely for the purposes of Rule 14a-4 and Rule 14a-5.
Expenses of Solicitation
The cost of soliciting proxies will be borne by the company. In addition to the solicitation of proxies by use of the mail, some of our officers, directors, and employees, none of whom will receive additional compensation therefore, may solicit proxies in person or by Internet or other means. As is customary, we will, upon request, reimburse brokerage firms, banks, trustees, nominees, and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.
Delivery of Documents to Shareholders Sharing an Address
If you are the beneficial owner, but not the record holder, of shares of METTLER TOLEDO stock, your broker, bank, or other nominee may only deliver one copy of this proxy statement and our 2020 annual report to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2020 annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and

ADDITIONAL INFORMATION

annual report should submit this request by writing to Investor Relations, Mettler-Toledo International Inc., 1900 Polaris Parkway, Columbus, OH 43240, USA or by calling +1 614 438 4748. Shareholders sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future should contact their broker, bank, or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
Other Matters
We know of no other matter to be brought before the annual meeting. If any other matter requiring a vote of the shareholders should come before the meeting, it is the intention of the persons named in the proxy to vote the proxies with respect to any such matter in accordance with their reasonable judgment.

APPENDIX A:
METTLER-TOLEDO INTERNATIONAL INC.
2013 EQUITY INCENTIVE PLAN
(AMENDED AND RESTATED EFFECTIVE MAY 6, 2021)

Mettler-Toledo International Inc.
2013 Equity Incentive Plan
(Amended and Restated Effective as of May 6, 2021)

Mettler-Toledo International Inc. (the “Company”) established the Mettler-Toledo International Inc. 2013 Equity Incentive Plan, which was initially approved by the Company’s shareholders on May 2, 2013. Subject to shareholder approval at the May 6, 2021 Annual Meeting, the Company desires to amend and restate the Mettler-Toledo International Inc. 2013 Equity Incentive Plan as set forth herein.
1.
Purpose.

The purpose of this Plan is to strengthen Mettler-Toledo International Inc., a Delaware corporation (the “Company”), by providing an incentive to its employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Options, Stock Appreciation Rights, Dividend Equivalent Rights, Restricted Stock, Restricted Stock Units Performance Awards and Share Awards (as each term is herein defined).
2.
Definitions.

For purposes of the Plan:
2.1 “Adoption Date” means February 4, 2021, the date the amended and restated Plan was adopted by the Board.
2.2 “Agreement” means the written agreement between the Company and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.
2.3 “Award” means a grant of an Option, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.
2.4 “Board” means the Board of Directors of the Company.
2.5 “Cause” means: (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); provided, however, that following a Change in Control clause (i) of this Section 2.5 shall not constitute “Cause.”
2.6 “Change in Capitalization” means any increase or reduction in the number of Shares, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or any exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split- up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, extraordinary cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.
2.7 A “Change in Control” shall mean the occurrence of any of the following:
(a) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of (1) the then-outstanding Shares or (2) the combined voting power of the

Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (a), the acquisition of Shares or Voting Securities in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);
(b) The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least one half (1/2) of the members of the Board or, following a Merger (as hereinafter defined), the board of directors of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that, if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two- thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or
(c) The consummation of:
(i) A merger, consolidation or reorganization (1) with or into the Company or (2) in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger in which:
(A) the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;
(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least one half (1/2) of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and
(C) no Person other than (1) the Company, (2) any Related Entity, or (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation.
(ii) A liquidation or dissolution of the Company; or
(iii) The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity, (y) a transfer under conditions that would constitute a Non-Control Transaction, with the disposition of assets being regarded as a Merger for this purpose or (z) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.
If an Eligible Individual’s employment is terminated by the Company without Cause prior to the date of a Change in Control, but the Eligible Individual reasonably demonstrates that the termination (A) was at the request of a third party that has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control that has been threatened or proposed, such termination shall be deemed to have occurred after such Change in Control for purposes of the Plan, so long as such Change in Control shall actually have occurred.
2.8 “Code” means the Internal Revenue Code of 1986, as amended.
2.9 “Committee” means the Compensation Committee of the Board or any other committee of the Board, in either case, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.
2.10 “Director” means an individual who is a non-executive member of the Board.
2.11 “Disability” means a physical or mental infirmity which impairs the Grantee’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.
2.12 “Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.
2.13 “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.
2.14 “Effective Date” means May 6, 2021.
2.15 “Eligible Individual” means any of the following individuals who is designated by the Committee as eligible to receive Awards subject to the conditions set forth herein: (a) any director, officer or employee of the Company or a Subsidiary, or (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment.
2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.17 “Fair Market Value” on any date means the closing sales price of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.
2.18 “Grantee” means a person to whom an Award has been granted under the Plan.
2.19 “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.20 “Nonemployee Director” means a Director who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
2.21 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.
2.22 “Option” means a Nonqualified Stock Option or an Incentive Stock Option or both of them.
2.23 “Parent” means any corporation that is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.
2.24 “Performance Award” means an Award of Performance Share Units, Performance Units, Performance-Based Restricted Stock or any or all of them.
2.25 “Performance-Based Restricted Stock” means Shares issued or transferred to an Eligible Individual under Section 8.2.
2.26 “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.
2.27 “Performance Objectives” has the meaning set forth in Section 8.3.
2.28 “Performance Share Units” means Performance Share Units granted to an Eligible Individual under Section 8.1.
2.29 “Performance Units” means Performance Units granted to an Eligible Individual under Section 8.1.
2.30 “Plan” means the Mettler-Toledo International Inc. 2013 Equity Incentive Plan (Amended and Restated Effective as of May 6, 2021), as amended from time to time.
2.31 “Prior Plan” means the Mettler-Toledo International Inc. 1997 Amended and Restated Stock Option Plan, as amended (the “1997 Plan”), the Mettler-Toledo International Inc. 2004 Equity Incentive Plan, as amended (the “2004 Plan”), or either or both of them.
2.32 “Restricted Stock” means Shares issued or transferred to an Eligible Individual under Section 7.1.
2.33 “Restricted Stock Units” means a right granted to an Eligible Individual under Section 7.2 representing a number of hypothetical Shares.
2.34 “Securities Act” means the Securities Act of 1933, as amended.
2.35 “Share Award” means an Award of Shares granted to an Eligible Individual under Section 9.1.
2.36 “Shares” means the common stock, par value $0.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.
2.37 “Stock Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 6 hereof.
2.38 “Subsidiary” means (i) except as provided in (ii) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (ii) in relation to the eligibility to receive Awards other than Incentive Stock Options and continued employment for purposes of Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns 50% or more of the outstanding equity or other ownership interests.
2.39 “Ten-Percent Stockholder” means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

3.
Administration.

3.1 Committee; Procedure.   The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) Directors each of whom shall be a Nonemployee Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. All decisions and determinations by the Committee in the exercise of its powers hereunder shall be final, binding and conclusive upon the Company, its Subsidiaries, the Grantees, and all other persons having any interest therein.
3.2 No Liability of the Committee.   No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder.
3.3 Committee Powers.   Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:
(a) determine those Eligible Individuals to whom Awards shall be granted under the Plan and determine the number of Shares or amount of cash in respect of which each Award is granted, prescribe the terms and conditions (which need not be identical) of each such Award, including, in the case of Options, the exercise price per Share and the duration of the Option, and make any amendment or modification to any Agreement consistent with the terms of the Plan;
(b) construe and interpret the Plan and the Awards granted hereunder, establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise make the Plan fully effective.
(c) determine the duration and purposes for leaves of absence which may be granted to a Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;
(d) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and
(e) generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.
3.4 Board Reservation; Delegation.
(a) Board Reservation.   The Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder. To the extent the Board has reserved to itself or exercises the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board.
(b) Delegation.   Subject to applicable law, the Board or the Compensation Committee of the Board may delegate, in whole or in part, any of the authority of the Committee hereunder (subject to such limits as may be determined by the Board) to one or more officers of the Company (who need not be Directors), including without limitation the authority to grant Awards to Eligible Individuals who are not officers or directors of the Company or any of its Subsidiaries and who are not subject to Section 16 of the Exchange Act. To the extent that the Board or the Compensation Committee delegates any such authority to grant

Awards as provided by this Section 3.4(b), all references in the Plan to the Committee’s authority to grant Awards and determinations with respect thereto shall be deemed to include the Board’s or the Compensation Committee’s delegate.
3.5 Non-Uniform Determinations.   The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Eligible Individuals who receive, or are eligible to receive Awards (whether or not such Eligible Individuals are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Agreements, as to the Eligible Individuals to receive Awards under the Plan and the terms and provision of Awards under the Plan. All decisions and determinations by the Committee in the exercise of the above powers shall be final, binding and conclusive upon the Company, its Subsidiaries, Grantees and all other persons having any interest therein.
3.6 No Repricing of Options or Stock Appreciation Rights.   The Committee shall have no authority (i) to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, or (ii) to cancel for cash or other consideration any Option or Stock Appreciation Right whose per Share exercise price is greater than the then Fair Market Value of a Share, unless, in either case, the Company’s shareholders shall have approved such adjustment or amendment or cancellation.
4.
Stock Subject to the Plan; Grant Limitations.

4.1 Overall Share Limits.   Subject to Section 12, the maximum number of Shares that may be issued under the Plan is 3,858,825; provided, however, that such number shall be increased by the number of Shares subject to outstanding awards granted under a Prior Plan that would, but for the termination of the Prior Plan, become available for additional awards thereunder by reason of the expiration or termination of such award. The maximum number of Shares that may be awarded as Incentive Stock Options during the term of the Plan is 100,000. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board.
4.2 Individual Limits.   The maximum number of Shares that may be the subject of Awards (other than Options, Stock Appreciation Rights or Performance Units) granted to an Eligible Individual other than a Director in any calendar year, may not exceed 100,000 Shares. The maximum number of Shares that may be the subject of Options or Stock Appreciation Rights granted to an Eligible Individual other than a Director in any calendar year may not exceed 300,000 Shares. The maximum dollar amount that any Eligible Individual other than a Director may receive in respect of Performance Units granted in any calendar year period may not exceed the Fair Market Value of 50,000 Shares as of the first trading day of the calendar year.
4.3 Director Limit.   The aggregate grant date fair value (as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” or any successor provision) of any Awards granted in any calendar year to an individual Director, together with the amount of cash compensation paid to such Director in that calendar year, shall not exceed $700,000 ($1,400,000 for the Board Chair).
4.4 Issuance of Shares.   For purposes of Section 4.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares issued (as determined pursuant to Section 4.6) upon exercise or settlement of an Award (or in the case of an Option or Stock Appreciation Right, the number of Shares subject to the Award or portion thereof being exercised), and Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under the Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan. Notwithstanding the foregoing, the following Shares will not be added back (or with respect to awards under Prior Plans, will not be added) to the aggregate number of Shares available for issuance (i) Shares that were subject to a stock-settled Stock Appreciation Right (or a stock appreciation right granted under a Prior Plan) and were not issued upon the net settlement or net exercise of such Stock Appreciation Right (or stock appreciation right granted under a Prior Plan),

(ii) Shares delivered to or withheld by the Company to pay the exercise price of an Option (or an option granted under a Prior Plan), (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award (or an option or stock appreciation right or other award granted under a Prior Plan) or (iv) Shares repurchased by the Company on the open market with the proceeds from the payment of the exercise price of an Option.
4.5 Minimum Vesting Conditions.   No portion of an Award may vest prior to the first (1st) anniversary of the grant date (or, in the case of an Award to a Nonemployee Director, if earlier, the date of the first annual meeting held after the grant date that is at least fifty (50) weeks after the immediately preceding year’s annual meeting). The preceding sentence will not apply to (1) Awards granted, in the aggregate, for up to five percent (5%) of the maximum number of Shares reserved for issuance pursuant to the Plan or (2) Share Awards delivered in lieu of fully vested cash incentive awards. Notwithstanding the foregoing, the Committee may, in its discretion, either at the time an Award is made or at any time thereafter, waive any vesting conditions that apply to such Award in circumstances that the Committee deems extraordinary, including, without limitation, a Participant’s death, Disability, or retirement, or in connection with a Transaction or Change in Control.
4.6 Fungible Share Counting.   Upon the exercise of an Option or a Stock Appreciation Right (other than a Stock Appreciation Right settled entirely in cash), one Share shall be counted for purposes of the Share limitation in Section 4.1 for each Share subject to the Award or portion thereof being exercised. Each Share issued pursuant to any other Award shall be counted as two (2) Shares for purposes of such limitation.
5.
Option Grants for Eligible Individuals.

5.1 Grant.   Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to any such Eligible Individuals shall be set forth in an Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary.
5.2 Exercise Price.   The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).
5.3 Maximum Duration.   Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, however, that unless the Committee provides otherwise an Option (other than an Incentive Stock Option) may, upon the death of the Grantee prior to the expiration of the Option, be exercised for up to six (6) months following the date of the Grantee’s death even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.
5.4 Vesting.   Subject to Section 5.8, each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.
5.5 Limitations on Incentive Stock Options.   To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by a Grantee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.
5.6 Non-Transferability.   Unless otherwise provided in an Agreement, or as may subsequently be determined by the Committee, no Option shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.
5.7 Method of Exercise.   The exercise of an Option shall be made in accordance with the Agreement pursuant to which the Option was granted and in accordance with such other procedures adopted by the Committee from time to time. The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid, in either of the following forms (or any combination thereof): (a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Grantee for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) a combination of cash and the transfer of Shares; provided, however, that the Committee may determine in the case of options that the exercise price shall be paid only in cash. In addition, if permitted by the Committee, Options may be exercised (i) by payment of the exercise price through Share withholding as a result of which the number of Shares issued upon exercise of an Option would be reduced by a number of Shares having a Fair Market Value equal to the exercise price or (ii) through a registered broker-dealer pursuant to such cashless exercise or other procedures upon such terms and conditions as determined by the Committee. Any Shares transferred to or withheld by the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.
5.8 Effect of Change in Control.   Except as otherwise set forth in an Agreement, in the event that a Grantee’s employment with, or service as a Director of, the Company and its Subsidiaries is terminated without Cause within twenty-four (24) months following a Change in Control, all Options held by the Grantee and outstanding on the date of such termination shall (i) become immediately and fully exercisable and (ii) notwithstanding any shorter period set forth in the Agreement evidencing the Option, remain exercisable for a period ending not before the earlier of (x) the first anniversary of the termination of the Grantee’s employment or service or (y) the expiration of the stated term of the Option.
6.
Stock Appreciation Rights.

6.1 Grant.   The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 6, be subject to the same terms and conditions as the related Option.
6.2 Amount Payable.   Upon the exercise of a Stock Appreciation Right, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted or such greater amount determined by the Committee at the time of grant (the “Base Price”), by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.
6.3 Maximum Duration.   Stock Appreciation Rights shall not be exercisable after the expiration of ten (10) years from the date it is granted, but in no event shall they have a term of greater than ten (10) years; provided, however, that the Committee may provide that the Stock Appreciation Right may, upon the death of the Grantee, be exercised for up to six (6) months following the date of the Grantee’s death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right is granted. The Committee may, subsequent to the granting of any Stock Appreciation Right, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.
6.4 Non-Transferability.   Unless otherwise set forth in an Agreement, or as may subsequently be determined by the Committee, no Stock Appreciation Right shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.
6.5 Method of Exercise.   The exercise of a Stock Appreciation Right shall be made in accordance with the Agreement pursuant to which the Stock Appreciation Right was granted and in accordance with such other procedures adopted by the Committee from time to time.
6.6 Form of Payment.   Payment of the amount determined under Section 6.2 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.
6.7 Effect of Change in Control.   Except as otherwise set forth in an Agreement, in the event that a Grantee’s employment with, or service as a Director of, the Company and its Subsidiaries is terminated without Cause within twenty-four (24) months following a Change in Control, all Stock Appreciation Rights held by the Grantee and outstanding on the date of such termination shall (i) become immediately and fully exercisable and (ii) notwithstanding any shorter period set forth in the Agreement evidencing the Stock Appreciation Right, remain exercisable for a period ending not before the earlier of (x) the first anniversary of the termination of the Grantee’s employment or service or (y) the expiration of the stated term of the Stock Appreciation Right.
7.
Restricted Stock; Restricted Stock Units.

7.1 Restricted Stock.
(a) Grant.   The Committee, in its discretion, may grant Awards of Restricted Stock to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Shares in a book entry account in the Grantee’s name may have appropriate stop transfer instructions to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 7.
(b) Rights of Grantee.   Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, or any documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee.
(c) Non-Transferability.   Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 7.3(d), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(d) Lapse of Restrictions.
(i) Generally.   Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse and such Restricted Stock shall become vested at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.
(ii) Effect of Change in Control.   Unless the Committee shall determine otherwise at the time of the grant of an Award of Restricted Stock, in the event that a Grantee’s employment with, or service as a Director of, the Company and its Subsidiaries is terminated without Cause within twenty-four (24) months following a Change in Control, the restrictions upon Shares of Restricted Stock held by the Grantee shall immediately and fully lapse.
(e) Delivery of Shares.   Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of the issuance of book entry shares to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.
7.2 Restricted Stock Units.
(a) Grant.   The Committee may grant Awards of Restricted Stock Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement. Each such Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 7.
(b) Payment of Awards.   Each Restricted Stock Unit shall represent the right of the Grantee to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the vesting date or such other date as determined by the Committee at the time the Restricted Stock Unit was granted. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Committee may provide for the settlement of Restricted Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Grantee has become entitled or in a combination of cash and Shares.
(c) Non-Transferability.   Restricted Stock Units awarded to a Grantee shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.
(d) Effect of Change in Control.   Unless otherwise provided in an Agreement, in the event that a Grantee’s employment with, or service as a Director of, the Company and its Subsidiaries is terminated without Cause within twenty-four (24) months following a Change in Control, Restricted Stock Units held by the Grantee shall become fully vested.
8.
Performance Awards.

8.1 Performance Units and Performance Share Units.
(a) Grant.   The Committee, in its discretion, may grant Awards of Performance Units and Performance Share Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee.
(b) Performance Units.   Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee, (including without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 8.1(e) of the specified dollar amount or a percentage (which may be more than 100%) of the specified dollar amount depending on the level of Performance Objective attainment; provided, however, that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit.
(c) Performance Share Units.   Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee, (including without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 8.1(e) of the Fair Market Value of a Share on the date the Performance Share Unit became vested or any other date specified by the Committee or a percentage of such amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit.
(d) Terms and Conditions.   Subject to Section 8.4, each Agreement shall specify the number of Performance Units or Performance Share Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units or Performance Share Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.
(e) Payment of Awards.   Subject to Section 8.3(c), payment to Grantees in respect of vested Performance Units or Performance Share Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 8.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.
(f) Non-Transferability.   Performance Units or Performance Share Units awarded to a Grantee shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.
8.2 Performance-Based Restricted Stock.
(a) Grant.   The Committee, in its discretion, may grant Awards of Performance-Based Restricted Stock to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Shares in a book entry account in the Grantee’s name may have appropriate stop transfer instructions to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion. Awards of Performance-Based Restricted Stock shall be subject to the following terms and provisions.
(b) Rights of Grantee.   Shares of Performance-Based Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Performance-Based Restricted Stock Award, or any documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Performance-Based Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee.
(c) Terms and Conditions; Lapse of Restrictions.   Each Agreement shall specify the number of Shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives which must be satisfied in order for the Shares of Performance-Based Restricted Stock to vest and the Performance Cycle within which such Performance Objectives must be satisfied. Subject to Section 8.4, restrictions upon Shares of Performance-Based Restricted Stock awarded hereunder shall lapse and such Performance-Based Restricted Stock shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.
(d) Delivery of Shares.   Upon the lapse of the restrictions on Shares of Performance-Based Restricted Stock awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

(e) Non-Transferability.   Until all restrictions upon the Shares of Performance-Based Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8.2(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.
8.3 Performance Objectives.
(a) Establishment.   “Performance Objectives” for any Performance Award shall mean any one or more performance criteria established by the Committee which, may individually, alternatively or in any combination, be based on the performance of the Company as a whole, a business unit, business segment or Division, or the Participant to whom the Performance Award is granted, in each case as specified by the Committee.
(b) Effect of Certain Events.   At the time of the granting of a Performance Award, or at any time thereafter, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events, including any one or more of the following with respect to the Performance Cycle (i) the gain, loss, income or expense resulting from changes in accounting principles or tax laws that become effective during the Performance Cycle; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Cycle that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; or (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee at the time the Performance Objectives are established.
8.4 Effect of Change in Control.   In the event that a Grantee’s employment with, or service as a Director of, the Company and its Subsidiaries is terminated without Cause within twenty-four (24) months following a Change in Control, unless otherwise determined by the Committee and set forth in the Agreement evidencing the Award:
(a) With respect to Performance Units and Performance Share Units, the Grantee shall (i) become vested in all outstanding Performance Units and Performance Share Units as if all Performance Objectives had been satisfied at the maximum level and (ii) be entitled to receive in respect of all Performance Units and Performance Share Units which become vested as a result of such termination a cash payment within ten (10) days after such termination.
(b) With respect to Shares of Performance-Based Restricted Stock, all restrictions shall lapse immediately on all outstanding Shares of Performance-Based Restricted Stock as if all Performance Objectives had been satisfied at the maximum level.
(c) The Agreements evidencing Performance Awards shall provide for the treatment of the Awards (or portions thereof), if any, which have not vested prior to a Change in Control, including, but not limited to, provisions for the adjustment of applicable Performance Objectives.
9.
Share Awards.

9.1 Share Awards.   The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.
9.2 Non-Transferability.   Until the vesting or the lapsing of any restrictions on a Share Award, such Share Awards shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.
9.3 Effect of Change in Control.   Unless otherwise provided in an Agreement, in the event that a Grantee’s employment with, or service as a Director of, the Company and its Subsidiaries is terminated without Cause within twenty-four (24) months following a Change in Control, Share Awards held by the Grantee shall become fully vested.
10.
Stockholder Rights; Dividend Equivalent Rights.

10.1 Rights of Grantees.   No Grantee shall be deemed for any purpose to be the owner of any Shares subject to any Award or have any of the rights of a stockholder, including the right to any dividends and other distributions paid or distributed by the Company with respect to any such Shares, unless and until (a) the Company shall have issued and delivered such Shares (whether or not certificated) to the Grantee, a securities broker acting on behalf of the Grantee or such other nominee of the Grantee or, in the case of Restricted Stock and Performance-Based Restricted Stock, to an escrow agent, and (b) the Grantee’s name, or the name of his or her broker or other nominee, shall have been entered as a stockholder of record on the books of the Company; provided, however, that the foregoing shall not prohibit an adjustment pursuant to Section 12.1 in connection with a Change in Capitalization. Thereupon, the Grantee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement. Notwithstanding the foregoing, at the Committee’s discretion, a Grantee may be credited with dividends and other distributions in the case of Shares of Restricted Stock or Performance-Based Restricted Stock, provided that such dividends and other distributions (or any related earnings or interest on such dividends or distributions, if the Committee in its sole discretion provides for such payments) shall not be paid or distributed to the Grantee unless, until and only to the extent such Shares have become vested. Any dividends and other distributions (or any related earnings or interest, if applicable) payable or distributable with respect to any Shares of Restricted Stock or Performance-Based Restricted Stock that do not vest shall be forfeited.
10.2 Dividend Equivalent Rights.
(a) Dividend Equivalent Rights may be granted to Eligible Individuals in tandem with an Award other than Restricted Stock, Performance-Based Restricted Stock, Options or Stock Appreciation Rights, or as a separate Award. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights granted in tandem with an Award may not be paid until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate. The Committee shall determine whether any such deferred amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments as set forth in the Agreement evidencing the Dividend Equivalent Rights.
(b) Dividend Equivalent Rights awarded to a Grantee shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.
11.
Effect of a Termination of Employment; Beneficiaries.

11.1 Termination of Employment.   The Agreement evidencing the grant of each Award shall set forth the terms and conditions applicable to such Award upon a termination or change in the status of the employment of the Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which, shall be as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.
11.2 Beneficiary Designation.   Each Grantee may, from time to time, name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid or who may exercise any rights of the Grantee under any Award granted under the Plan in the event of the Grantee’s death before he or she receives any or all of such benefit or exercises such Award. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, the Grantee’s spouse will be considered the Beneficiary, and if there is no spouse, benefits under Awards remaining outstanding or unpaid at the Grantee’s death and rights to be exercised following the Grantee’s death shall be paid to or exercised by the Grantee’s estate.
12.
Adjustment Upon Changes in Capitalization.

12.1 In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options, (iii) the maximum number and class of Shares or other stock or securities with respect to which Awards may be granted to any Eligible Individual in any calendar year period as set forth in Section 4.2, (iv) the number of Shares subject to the provisions of Section 4.4, (v) outstanding Awards granted under the Plan with respect to the number and class of Shares or other stock or securities, cash or other property which are and thereafter will be subject to the Award, and the exercise price, if applicable, (vi) the Performance Objectives applicable to outstanding Awards and (vii) any other adjustments the Committee determines to be equitable.
12.2 Any such adjustment in the Shares or other stock or securities (i) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, and (ii) with respect to any Award that is not subject to Section 409A of the Code, in a manner that would not subject the Award to Section 409A of the Code and, with respect to any Award that is subject to Section 409A of the Code, in a manner that complies with Section 409A of the Code and all regulations and other guidance issued thereunder.
12.3 If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or a Grantee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award, as the case may be, prior to such Change in Capitalization.
13.
Effect of Certain Transactions.

13.1 Subject to Sections 5.8, 6.7, 7.1(d)(ii), 7.2(d) and 8.4 or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided for in such agreement, each Grantee shall be entitled to receive in respect of each Share subject to any outstanding Awards, upon the exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share (less, in the case of Options, the exercise price thereof and, in the case of Stock Appreciation Rights, the Base Price); provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction.
13.2 Without limiting the generality of the foregoing, the treatment of outstanding Awards pursuant to this Section 13 in connection with a Transaction may include the cancellation of outstanding Awards upon consummation of the Transaction provided that:
(A) with respect to Options and Stock Appreciation Rights, the holders of vested Options and vested Stock Appreciation Rights, including those Options and Stock Appreciation Rights that would become vested upon the consummation of the Transaction, have been given a period of at least fifteen (15) days prior to the date of the consummation of the Transaction to exercise the Options or Stock Appreciation Rights (whether or not they were otherwise exercisable); or
(B) with respect to Awards, including those Awards that would become vested upon the consummation of the Transaction (and including vested Options and Stock Appreciation Rights that are not impacted by actions taken pursuant to clause (A) above), a payment (in cash, property, or securities

(or a combination thereof) or other consideration upon or immediately following the consummation of the Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis consistent with the payment schedule for stockholders generally) in respect of each Share covered by the Award being canceled of an amount equal to the per-Share price to be paid or distributed to stockholders in the Transaction (less, in the case of Options, the Option Price, and in the case of Stock Appreciation Rights, the Base Price), in each case with the value of any non-cash or deferred consideration to be determined by the Committee in good faith. For the avoidance of doubt, if the amount determined for any Option or Stock Appreciation Right pursuant to this clause (B) is zero or less, the Option or Stock Appreciation Right may be canceled in connection with the consummation of the Transaction without any payment therefor.
13.3 Any action permitted under this Section 13 may be taken without the need for the consent of any Grantee.
14.
Interpretation.

14.1 Section 16 Compliance.   The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.
14.2 Section 409A Compliance.   All Awards granted under the Plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with Section 409A of the Code and all regulations and other guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Award) to cause the Plan or any Award granted hereunder to comply with Section 409A of the Code and all regulations and other guidance issued thereunder or to not be subject to Section 409A of the Code. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A of the Code and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.
15.
Termination and Amendment of the Plan or Modification of Awards.

15.1 Plan Amendment or Termination.   The Plan shall terminate on the day preceding the tenth anniversary of the Effective Date and no Award may be granted thereafter; provided, that no Incentive Stock Option may be granted after the day preceding the tenth anniversary of the Adoption Date. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:
(a) no such amendment, modification, suspension or termination shall impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Grantee, nor shall any amendment, modification, suspension or termination deprive any Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and
(b) to the extent necessary under any applicable law, regulation or exchange requirement no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.
15.2 Modification of Awards.   No modification of an Award shall adversely alter or impair any rights or obligations under the Award without the consent of the Grantee, as the case may be.
16.
Non-Exclusivity of the Plan.

Except as otherwise provided in Section 19.3, the adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
17.
Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:
(a) give any person any right to be granted an Award other than at the sole discretion of the Committee or any person or persons to whom such authority has been delegated pursuant to Section 3.4(b);
(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;
(c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or
(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.
18.
Regulations and Other Approvals; Governing Law.

18.1 Forfeiture Events; Clawback.   The Committee may specify in an Agreement that the Grantee’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award.
18.2 Governing Law.   Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.
18.3 Compliance with Law.
(a) The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
(b) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.
(c) Each Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.
(d) Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.
19.
Miscellaneous.

19.1 Multiple Agreements.   The terms of each Award may differ from other Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Individual.
19.2 Withholding of Taxes.   At such times as a Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a “Taxable Event”), the Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to a Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. The Committee may provide in the Agreement at the time of grant, or at any time thereafter, that the Grantee, in satisfaction of the obligation to pay Withholding Taxes to the Company, may elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.
19.3 Effective Date.   This Plan shall become effective on the date of its approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of the Adoption Date.

METTLER-TOLEDO INTERNATIONAL INC. VOTE

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2021 Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2-4.

1. ELECTION OF DIRECTORS

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
1.1 - Robert F. Spoerry	☐	☐	☐	1.4 - Olivier A. Filliol	☐	☐	☐	1.7 - Michael A. Kelly	☐	☐	☐
1.2 - Wah-Hui Chu	☐	☐	☐	1.5 - Elisha W. Finney	☐	☐	☐	1.8 - Thomas P. Salice	☐	☐	☐
1.3 - Domitille Doat-Le Bigot	☐	☐	☐	1.6 - Richard Francis	☐	☐	☐				

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

03E7FC

The 2021 Meeting of Shareholders of Mettler - Toledo International Inc. will be held on May 6, 2021 08:00 AM ET, virtually via the internet at www.meetingcenter.io/260911753.

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Proxy - Mettler-Toledo International Inc.

Notice of 2021 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 6, 2021

The undersigned hereby appoints Robert F. Spoerry and Shawn P. Vadala, and each of them, Proxies for the undersigned, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Mettler-Toledo International Inc. to be held on May 6, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the Proxies according to the directions marked on the reverse side. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

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